UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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General Moly, Inc.
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General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, Colorado 80401

April 29, 2019

Dear Stockholder:

You are invited to attend General Moly’s annual stockholders’ meeting.  The meeting will be held on June 25, 2019, at 9:00 a.m., local Colorado time, at the Denver West Office Park, Building 22 - Room 130, 1726 Cole Blvd., Lakewood, Colorado 80401.

At the meeting, stockholders will vote on a number of important matters.  Please take the time to carefully read each of the proposals described in the attached proxy statement.

Your vote is important.  Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting.  Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed postage paid return envelope so that your shares will be represented at the meeting.

Please note that pursuant to NYSE rules, brokers are not permitted to vote your shares on proposals for the election of directors or on any other non-routine matters if you have not given your broker specific instructions on how to vote your shares.  PLEASE BE SURE TO GIVE SPECIFIC VOTING INSTRUCTIONS TO YOUR BROKER SO THAT YOUR VOTES CAN BE COUNTED.

We look forward to seeing those of you who will be able to attend the meeting.

Sincerely,

Bruce D. Hansen
Chief Executive Officer

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, Colorado 80401

Notice of Annual Meeting of Stockholders

To be Held on June 25, 2019

April 29, 2019

Dear Stockholder:

We are pleased to invite you to attend General Moly, Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 9:00 a.m., local Colorado time, on June 25, 2019, at the Denver West Office Park, Building 22 - Room 130, 1726 Cole Blvd., Lakewood, Colorado 80401.  The meeting will be held to:

•                  elect two Class III members to the Board of Directors to serve until the 2022 Annual Meeting of Stockholders;

•                  hold an advisory vote to approve executive compensation;

•                  approve the General Moly, Inc. 2006 Equity Incentive Plan (“2006 Plan”) , as amended and restated;

•                  approve an amendment to the Company’s certificate of incorporation to provide the Board of Directors the flexibility to effect a reverse stock split of the Company’s common stock;

•                  ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for fiscal year 2019;

•                  act on such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record on the books of the Company at the close of business on April 25, 2019, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.  A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders during normal business hours at our corporate headquarters at 1726 Cole Boulevard, Suite 115, Lakewood, Colorado 80401 during the 10 days before our Annual Meeting and at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings.  Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed postage paid return envelope, which does not require postage if mailed in the United States.  If you choose to attend the Annual Meeting, you may still vote your shares in person even though you have previously returned your proxy.  If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.  The proxy is revocable at any time prior to its use.

Sincerely,

Michael K. Branstetter
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 25, 2019

The Company’s proxy statement, form of proxy card and 2018 annual report to stockholders are available at:  www.generalmoly.com.

Stockholder Proposals and Recommendations for Director Nominees for the 2020 Annual Meeting	48
Householding	49
Annual Report	49
Other Matters	49

1

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, Colorado 80401

PROXY STATEMENT
Relating to
Annual Meeting of Stockholders
To be held on June 25, 2019

We are sending this proxy statement to the holders of our common stock, $0.001 par value, in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the General Moly, Inc. (the “Company,” “we,” or “us,” or “our”) Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 25, 2019 at 9:00 a.m., local Colorado time, at the Denver West Office Park, Building 22 - Room 130, 1726 Cole Blvd., Lakewood, Colorado 80401, and any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about May 10, 2019

A proxy card is enclosed for your use.  The Board requests that you sign, date, and return it in the enclosed postage paid return envelope, which does not require postage if mailed in the United States.  Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Annual Meeting and to vote in person.

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, stockholders entitled to vote will be asked to consider and take action on the following matters:

•                  elect two Class III members to the Board of Directors to serve until the 2022 Annual Meeting of Stockholders;

•                  hold an advisory vote to approve executive compensation;

•                  approve the General Moly, Inc. 2006 Equity Incentive Plan (“2006 Plan”), as amended and restated;

•                  approve an amendment to the Company’s certificate of incorporation to provide the Board of Directors the flexibility to effect a reverse stock split of the Company’s common stock;

•                  ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for fiscal year 2019;

•                  act on such other matters as may properly come before the meeting or any adjournment thereof.

Your vote is important.  We are requesting that you complete, sign and date the enclosed proxy card and mail it promptly in the enclosed postage paid return envelope, which does not require postage if mailed in the United States.  Shares cannot be voted at the meeting unless the owner is present to vote or is represented by proxy.

Shares Outstanding and Voting Rights

Record Date; Quorum.  Our Board has fixed the close of business on April 25, 2019, as the record date for the purpose of determining stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting.  At the close of business on that date, we had 137,526,132 issued and outstanding shares of common stock.  A majority of votes that could be cast by holders of all outstanding shares of stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.  Proxies that are submitted, whether voted for or against, abstentions, broker non-votes, or otherwise, on at least one item will be treated as present for all matters considered at the meeting, and will be counted for determining whether we have a quorum, however, broker non-votes are not deemed eligible to vote on items as to which they have no authorization to vote.

Solicitation of Proxies.  The accompanying proxy is solicited on behalf of our Board and the entire cost of solicitation will be borne by us.  Following the original mailing of the proxies and soliciting materials, our directors, officers and employees may solicit proxies by mail, telephone, facsimile or other electronic means of communication, or personal interviews, without receiving additional compensation therefor.  We will request brokers, custodians, nominees, and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of proxies.  In such cases, the Company will reimburse such holders for their reasonable expenses. The Company has retained Alliance Advisors LLC to perform proxy management services in preparation for the Annual Meeting.  Alliance Advisors’ services will include consulting with General Moly regarding all aspects of proxy solicitation and management; and (b) if requested, contacting banks, brokers and proxy intermediaries to determine the quantity of documents needed in connection with the meeting, and distributing appropriate quantities of such documents. Fees for Alliance Advisors’ services are $9,090.  General Moly may request additional services on an as needed basis.

If you have additional questions, need assistance in submitting your proxy or voting your shares of our Common Stock, or need additional copies of the Proxy Statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-928-4487

Banks and Brokers Call: (973) 873-7700

Revocation of Proxy.  Any proxy delivered in the accompanying form may be revoked by the person executing the proxy by either (1) providing our Corporate Secretary with a later-dated proxy prior to the Annual Meeting or presenting a later-dated proxy at the Annual Meeting, (2) providing our Corporate Secretary a written revocation prior to the Annual Meeting, or (3) attending the Annual Meeting and voting in person.

How Proxies will be Voted.  Assuming a quorum is present, proxies received by our Board in the accompanying form will be voted at the Annual Meeting as specified by the person giving the proxy.  All shares represented by a valid proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting.  The Board, however, does not know of any matters to be considered at the meeting other than those specified in the Notice of Annual Meeting.

Required Votes.  With respect to the election of directors, the candidate receiving the highest number of votes will be elected.  Our stockholders may vote for or against a nominee(s), or may abstain.  If the number of shares voted “for” a nominee does not exceed the number of shares voted “against” the nominee, under our Corporate Governance Guidelines adopted by the Board, he or she must submit his or her resignation from the Board.  See Proposal 1 for further discussion of the majority voting provisions of the Corporate Governance Guidelines.  The affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy is required to approve, Proposal 2 (approval of our executive compensation, by non-binding vote), Proposal 3 (approval of our 2006 Plan), and Proposal 5 (ratification of the selection of Plante & Moran as the Company’s auditors for fiscal year 2019).  The affirmative vote of holders of a majority of our issued and outstanding shares of common stock is required to approve Proposal 4 (approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock).

Effect of Abstentions and Broker Non-Votes.  Abstentions will have no effect on the election of directors.  Abstentions may be specified and will be counted as present for the purposes of Proposals 2 through 5.  For purposes of determining whether Proposals 2 through 5 have received the requisite vote, an abstention by a stockholder will have the same effect as a vote against the proposal.

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers.  If their customers do not give any direction, brokers may vote the shares if (1) the broker holds the shares in a fiduciary capacity, or (2) the broker is acting pursuant to the rules of any national securities exchange of which it is a member.  On certain routine matters, brokers may, at their discretion, vote shares on behalf of their customers.  The election of directors and the advisory vote to approve our executive compensation are considered non-routine matters for which brokers are not permitted to vote shares without customer direction.  In addition, Proposal 3 and 4 are also considered non-routine matters for which brokers are not permitted to vote shares without customer direction.  Therefore, brokers are not permitted to vote shares for Proposals 1 through 4 without customer direction.  Therefore, we urge you to give voting instructions to your broker on all proposals.  Shares that are not voted by a broker given the absence of customer direction are called “broker non-votes.”  Broker non-votes will have no direct effect on the outcome of a vote on Proposals 1, 2, 3, and 5, but will have the effect of a vote against Proposal 4.

Voting Power.  Holders of our common stock are entitled to one vote for each share held.  There is no cumulative voting for directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information as of April 25, 2019, regarding the ownership of our common stock by:

•                  each person who is known by us to own more than 5% of our shares of common stock;

•                  each of our named executive officers and directors; and

•                  all of our current executive officers and directors as a group.

For the purposes of the information provided below, beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”), and for each person includes shares of our common stock that person has the right to acquire within 60 days following April 25, 2019, upon exercise of options, stock appreciation rights or warrants.

Except as indicated in the footnotes to the tables below, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.  We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

BENEFICIAL OWNERSHIP

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Stockholders Holding 5% or More:
AMER International Group Co., Ltd (3)	27,967,479	20.3%
Hanlong (USA) Mining Investment, Inc. Hanlong Resources Ltd Sichuan Hanlong Group Co., Ltd Geng Liu YiFan Liu XiaoPing Liu Xue Yang Nelson F. Chen (4)	11,843,341	8.6%
APERAM AMO Holding 7 S.A. (5)	8,256,699	6.0%
F. Steven Mooney (6)	10,000,000	6.8%
Executive Officers:
Bruce D. Hansen (7)(12)	10,946,407	7.7%
Robert I. Pennington (8)	1,865,143	1.4%
R. Scott Roswell (9)	960,780	* %
Amanda J. Corrion	191,726	* %
Directors (not including Chief Executive Officer):
Ricardo M. Campoy	252,506	* %
Mark A. Lettes	197,700	* %
Gary A. Loving (10)	648,648	* %
Gregory P. Raih (11)	245,000	* %
Tong Zhang (3)	28,089,465	20.4%
Current directors and executive officers as a group (9 persons) (13)	43,397,375	31.1%

* Less than 1%.

(1)                 The address for each of our directors and officers, other than Mr. Zhang, is c/o General Moly, Inc., 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401.  The address for Mr. Zhang is 29/F, Block A, East Pacific International Center, 7888th Shenzhen Blvd., Shenzhen, 518040, China.

(2)                 Based on 137,526,132 shares of our common stock outstanding as of April 25, 2019.  In accordance with SEC rules, percent of class as of April 25, 2019, is calculated for each person and group by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares of our stock outstanding, plus the number of shares exercisable by that person or group within 60 days of April 25, 2019.

(3)                 AMER and Mr. Zhang share the power to vote, direct the vote, dispose and direct the disposition of all shares shown as beneficially owned by AMER.  All of the voting and investment power with respect to shares held in the name of AMER have been delegated to Mr. Zhang.  The address for both AMER and Mr. Zhang is 29/F, Block A, East Pacific International Center, 7888th Shenzhen Blvd., Shenzhen, 518040, China.

(4)                 Based on a Schedule 13D/A jointly filed with the SEC on March 10, 2014, by Hanlong (USA) Mining Investments, Inc. (“Hanlong USA”) and a Form 4/A filed on February 12, 2013.  All of the voting and investment power with respect to shares held in the name of Hanlong USA have been delegated to Mr. Chen.  The address for Hanlong USA is Suite 6303-04, 63/F., Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.  The shares that are directly owned by Hanlong USA are also indirectly beneficially owned by each of Hanlong Resources, Sichuan Hanlong, Geng Liu, YiFan Liu, XiaoPing Liu, and Xue Yang.  The Form 4/A does not indicate whether any of such persons exercises any power to vote, direct the vote, dispose or direct the disposition of the shares shown as indirectly beneficially owned by them.  The addresses for each such person (other than Hanlong USA and Mr. Chen which are above) are: (a) in the case of Hanlong Resources, Suite 6303-04, 63/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong; and (b) in the case of Sichuan Hanlong, Geng Liu, YiFan Liu Xiaoping Liu, and Xue Yang, 20F, Hongda Building, No. 2 East Jin Li Road, Chengdu, Sichuan 610041, China.

(5)                 Based on a Schedule 13G filed with the SEC on January 28, 2011, by APERAM and AMO Holding 7 S.A. and a Form 3 filed with the SEC on January 28, 2011, by APERAM.  According to such Form 3, on January 25, 2011, the Board of Directors of ArcelorMittal S.A. (“ArcelorMittal”) and APERAM each approved the transfer of the assets comprising ArcelorMittal’s stainless and specialty steels business from its carbon steel and mining business to APERAM, a separate entity incorporated in the Grand Duchy of Luxembourg.  Following such transfer, AMO Holding 7 S.A. became a wholly owned subsidiary of APERAM.  APERAM and AMO Holding 7 S.A. share voting and disposition power for all shares shown as beneficially owned by them.  The addresses for APERAM and AMO Holding 7 S.A., respectively, are 12C, rue Guillaume Kroll L-1882 Luxembourg, Grand Duchy of Luxembourg and 19, Avenue de la Liberté, L-2930 Luxembourg, Grand Duchy of Luxembourg.

(6)                 Based on a Schedule 13G/A filed with the SEC on February 9, 2016, by Mr. Mooney.  Includes 5,000,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible and 5,000,000 shares that would be received upon exercise of a warrant which is currently exercisable.

(7)                 Includes 750,000 shares that would be received upon conversion of a Senior Convertible Note that is currently convertible, 3,500,000 shares that would be received upon exercise of warrants which are currently exercisable and 987,777 shares that would be received upon conversion of Series A Preferred Stock which is currently convertible.

(8)                 Includes 145,000 shares of unvested performance-based restricted stock that was granted and previously reported on Form 4 but not yet issued, 158,000 shares held by Robert Pennington Dolores R. Pennington P/ADM Mineral Development LLC Dated 10/15/2007, of which Mr. Pennington is the sole member, 150,000 shares that would be received upon exercise of a warrant which is currently exercisable and 123,333 shares that would be received upon conversion of Series A Preferred Stock which is currently convertible.

(9)                 Includes 13,260 shares held in Mr. Roswell’s individual retirement account and 60,000 shares that would be received upon exercise of a warrant which is currently exercisable.

(10)          Includes 150,000 shares of common stock, 100,000 shares that would be received upon conversion of a Senior Convertible Note that is currently convertible and 200,000 shares that would be received upon exercise of a warrant which is currently exercisable, in each case held by Gary A. Loving and Lynn S. Loving Family Trust dated 12/1/1997, of which Mr. Loving and his wife are the trustees.

(11)          Includes 35,000 shares held in Mr. Raih’s individual retirement account.

(12)          Includes 145,000 shares of restricted stock, 850,000 shares that would be received upon conversion of Senior Convertible Notes which are currently convertible, 3,910,000 shares that would be received upon exercise of warrants which are currently exercisable and 1,111,110 shares that would be received upon conversion of Series A Preferred Stock which is currently convertible.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board currently consists of 6 members, with Ricardo M. Campoy appointed as Board Chairman.

Pursuant to our bylaws, the members of our Board have been divided into three classes.  The term of office for our Class III members of our Board, currently consisting of two members, expires at our 2019 Annual Meeting The term of office for the Class I members of our Board, currently consisting of two members, expires at our 2020 Annual Meeting.  The term of office for the Class II members of our Board, currently consisting of two members, expires at our 2021 Annual Meeting.

Generally, at each of our Annual Meetings of Stockholders, the number of directors equal to the number of directors in the class whose term is scheduled to expire on the day of such meeting will be elected for a term of three years and will hold office until expiration of the terms for which they were elected and qualified.

In each case, a director’s term will continue until the director’s successor is elected and has been qualified.  Any director may be removed from office as a director at any time by our stockholders, but only for cause, and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director.

At this Annual Meeting, two Class III directors are to be elected and each will serve for a term of three years and until his successor is elected and qualified. The following nominees for election as Class III directors at this Annual Meeting are recommended by our Board:

Bruce D. Hansen

Mark A. Lettes

If a nominee for director should become unable or decline to serve if elected, it is intended that shares represented by proxies that are executed and returned will be voted for any substitute nominee as may be recommended by our existing Board.  The nominees receiving the highest number of votes cast at the Annual Meeting will be elected as a Class III director for a term of three years and until his or her successor is elected and qualified.

Pursuant to our Corporate Governance Guidelines adopted by our Board, if a director nominee does not receive a majority of the votes cast, the director is required to promptly tender his or her resignation to the Board.  For purposes of the policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election.  The Governance and Nominating Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, within 90 days from the date of the certification of the election results, and publicly disclose its decision promptly thereafter.  The Governance and Nominating Committee, in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  A director who tenders his or her resignation will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.  If no director receives a majority of shares cast in an uncontested election, then the incumbent directors will nominate a new slate of directors and hold a special meeting of stockholders for the purpose of electing those nominees within 180 days after certification of the stockholder vote.

Information About The Nominees

We have provided information below about our director nominees, each of whom is an incumbent director, including his name, years of service as director, business experience and service on other boards of directors, including any other directorships held during the past five years.  In addition, we have included information about the nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as a director of the Company at the time we are filing this proxy statement, in light of our business and corporate structure.

Bruce D. Hansen has been our Chief Executive Officer and a member of our Board since January 2007.  Mr. Hansen was also appointed our Chief Financial Officer in May 2017 following the resignation of Lee Shumway, our former CFO.  Mr. Hansen served as our interim Chair of the Board from October 2007 through December 2010.  From September 2005 through November 2006, Mr. Hansen served as Senior Vice President, Operations Services and Development at Newmont Mining Corporation.  From July 1999 to September 2005, Mr. Hansen served as Senior Vice President and Chief Financial Officer at Newmont Mining Corporation.  Mr. Hansen also served as the Vice President of Project Development for Newmont and previously was the Senior Vice President of Corporate Development for Santa Fe Pacific Gold Corporation.  Mr. Hansen is a director and Chairman of the Audit Committee of Energy Fuels, Inc. and a member of the Compensation Committee.  Mr. Hansen is also a director of ASA Gold and Precious Metals, Ltd., where he serves as Chairman of the Audit and Ethics Committee, and a member of the Compensation Committee and the Nominating Committee.

As our Chief Executive Officer/Chief Financial Officer, Mr. Hansen has detailed knowledge of the Company’s development, strategy and projects.  Mr. Hansen also has an extensive mining industry background, having worked in the mining industry for more than 30 years in a variety of financial, technical and leadership roles.  Mr. Hansen has demonstrated success in these various industry roles over the years.  Mr. Hansen’s knowledge of the Company’s development efforts as well as his industry experience at both large and small mining companies and his demonstrated past successes give him the necessary background, experience and leadership to be an effective director, and member of the Technical Committee.

Mark A. Lettes has been a member of our Board since April 2007.  He served as Chief Financial Officer of Apex Silver Mines from June 1998 to June 2006, and was responsible for the financing of Apex Silver Mines’ large-scale San Cristobal silver and zinc mine in Bolivia.  Prior to joining Apex Silver Mines, Mr. Lettes held senior financial positions with Cyprus Amax, Amax, Inc., and Amax Gold.  Mr. Lettes served as a director of Yukon Zinc Corporation from October 2006 to June 2008, Century Mining Corporation from March 2008 to October 2008 and Selwyn Resources from September 2012 to May 2013, where he served on the audit, governance and technical committees.

Mr. Lettes has extensive mining and financial experience gained in his eight years as chief financial officer at a mining company where he was also responsible for a major financing.  In this role, Mr. Lettes was involved in all aspects of financial reporting and compliance.  In addition, Mr. Lettes served on the audit, governance and compensation committees of Yukon Zinc Corporation and on the audit, governance and compensation committees of Century Mining Corporation.  Mr. Lettes’ experiences in these roles are directly relevant and important to Mr. Lettes’ current roles as our Audit Committee Chair and an audit committee financial expert.  Mr. Lettes’ mining and financial experience, as well as his significant past board experience, enhances the knowledge of the Board as the Company works toward seeking and obtaining financing of the Mt. Hope Project and commencing operations.  Mr. Lettes is also our Finance Committee Chair, and a member of our Compensation Committee and Governance and Nominating Committee.

DIRECTORS AND OFFICERS

The following table provides the names, positions, ages and principal occupations of our current directors, including those who are nominated for election as a director at the Annual Meeting, our executive officers, and our Secretary:

Name and Position with the Company	Age	Director/Officer Since	Principal Occupation
Ricardo M. Campoy (2)(4)(5)(6) Chairman	68	Director since August 2006	International natural resources banker
Bruce D. Hansen (1) Chief Executive Officer, Chief Financial Officer and Director	61	Executive Officer and Director since January 2007	Chief Executive Officer and Chief Financial Officer of the Company

Mark A. Lettes (1)(4)(5)(6) Director	70	Director since April 2007	Retired from Apex Silver Mines Limited
Gary A. Loving (3)(5)(6) Director	70	Director since February 2008	Retired as President, Chief Executive Officer, and Director of Frontera Copper Corporation
Gregory P. Raih (3)(4)(5) Director	71	Director since September 2010	Former Partner with KPMG LLP
Tong Zhang (2) Director	46	Director since December 2015	Chairman Overseas Investment Committee and CEO International Business Group — Amer International Group
Robert I. Pennington Chief Operating Officer	64	Executive Officer since October 2007	Chief Operating Officer of the Company
R. Scott Roswell Chief Legal Officer	56	Executive Officer since September 2010	Chief Legal Officer of the Company
Amanda J. Corrion Controller and Principal Accounting Officer	38	Executive Officer since May 2017	Controller, Principal Accounting Officer of the Company
Michael K. Branstetter Secretary and General Counsel	65	Officer since November 1992	Of counsel with the firm of Ramsden, Marfice, Ealy & Harris, LLC

(1)         Term of office as Director expires at the 2019 Annual Meeting of Stockholders.

(2)         Term of office as Director expires at the 2021 Annual Meeting of Stockholders.

(3)         Term of office as Director expires at the 2020 Annual Meeting of Stockholders.

(4)         Member of Audit Committee.  Mr. Lettes is chair of this committee.

(5)         Member of Governance and Nominating Committee.  Mr. Raih is chair of this committee.

(6)         Member of Compensation Committee.  Mr. Campoy is chair of this committee.

We have provided information below about each of the individuals who currently serve on our Board, including their names, years of service as directors, business experience and service on other boards of directors, including any other directorships held during the past five years.  In addition, we have included information about each director’s specific experience, qualifications, attributes or skills that led the Board to conclude that the director should serve as a director of the Company at the time we are filing this proxy statement in light of our business and corporate structure.  Mr. Zhang was appointed pursuant to the Stockholder Agreement between the Company and AMER, and elected by the stockholders at the 2018 annual meeting.  See “Certain Relationships and Related Party Transactions” for more information about this agreement.

Also set forth below is information about each of our other directors, our executive officers and our Secretary.  Officers are appointed annually by the Board and serve at the pleasure of the Board.

Ricardo M. Campoy has been a member of our Board of Directors since August 2006 and Chairman since May 2015.  Mr. Campoy is currently Managing Director of the minerals capital and advisory practice of Capstone Headwaters. Mr. Campoy also serves on the Board of Directors of Endeavour Silver, listed on the TSX Exchange.  Mr. Campoy has worked as an international natural resources banker for more than 30 years, having served in executive finance positions at various firms, including as Head of Mining & Metals of WestLB AG, Member/Senior Advisor of McFarland Dewey & Co., Managing Director Mining & Metals of ING Capital and Swiss Bank Corp, respectively, and President of Elders Resources Finance Inc.  Prior to Mr. Campoy’s work in finance, he was employed as a mining engineer at Inspiration Copper, Dravo Corporation, and AMAX Inc.

Mr. Campoy has extensive mining and international business experience, as well as engineering experience.  In addition, Mr. Campoy served as chair of the Compensation Committee and as a member of the audit and governance committees of Forsys Metals.  He currently serves on the audit committee and chairs the compensation committee of Endeavour Silver.  He brings an international perspective to the Board, which is relevant to our business given the global market for molybdenum.  Mr. Campoy also has 35 years of experience in the banking industry, where he focuses on financings of natural resource projects, as well as significant leadership experience in a variety of roles at different companies, all of which makes Mr. Campoy well-suited to serve as an effective Chair of our Board and of our Compensation Committee, as well as a member of our Finance Committee and Governance and Nominating Committee.

Gary A. Loving has been a member of our Board since February 2008.  Previously, Mr. Loving served as President, CEO and Director of Frontera Copper Corporation and Senior Vice President South American Operations for Phelps Dodge Mining Company and was a member of the Board of Directors of Twin Metals Minnesota, LLC.

Mr. Loving has significant mining operations and project development experience in several world class mining projects including the Candelaria project in Chile, the Sossego Project in Brazil and the Piedras Verdes Project in Mexico.  Mr. Loving’s technical and operational expertise gives him the background to contribute to our Board as an effective Chair of our Technical Committee and to assist the Company in developing its mining properties.  Mr. Loving is also a member of our Governance and Nominating Committee and Compensation Committee.

Gregory P. Raih has been a member of our Board since September 2010.  In 2015, Mr. Raih was selected to serve as the Governance and Nominating Committee Chair.  Mr. Raih has an extensive accounting background and served as a Partner at KPMG LLP from 2002 to 2008 and previous to that held a variety of positions at Arthur Andersen LLP, including Partner from 1981 to 2002.  While at Arthur Andersen, Mr. Raih served as the global director of the firm’s mining industry practice and has significant experience with mining accounting and reporting issues.  He served as engagement partner on a number of mining clients, including Newmont Mining Corporation and BHP Billiton Base Metals.  Mr. Raih is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.  He was formerly a director of Bonanza Creek Energy, Inc., where he served as Chairman of the Audit Committee and a member of the Nominating and Governance Committee and currently serves as a member of the Board of Managers of Jonah Energy Holdings, LLC, where he serves as Chairman of the Audit Committee and formerly a member of the Board of Managers of Discovery DJ Holdings, LLC.

Mr. Raih is also a National Association of Corporate Directors Board Leadership Fellow.  His qualifications as an audit committee financial expert provide an essential skill set relevant to his service on our Board, as a member of the Audit Committee and Finance Committee, and as chair of our Governance and Nominating Committee.

Tong Zhang was nominated by Amer International Group (“AMER”) and appointed to our Board in December 2015, and elected by the stockholders at the 2018 annual meeting.  Mr. Zhang has served as the Chairman of the Overseas Investment Committee and CEO of the International Business Group at AMER since January 2015.  Previously, he was a Group Vice President with AMER from June 2010 to January 2015.  Mr. Zhang has over 18 years of experience in senior management, and investment roles involving international transactions, including leading several private investments and M&A transactions in both China and the U.S.

Prior to joining AMER, Mr. Zhang was the co-founder of a private equity fund and held various positions with PricewaterhouseCoopers in its management consulting practice and assurance services organization.  Mr. Zhang holds a Master Degree from Ohio University.  Mr. Zhang is bilingual in Chinese and English.

Robert I. Pennington was named our Chief Operating Officer in January 2012, and was previously our Vice President of Engineering and Construction since October 2007.  From May 2006 to October 2007, Mr. Pennington owned his own consulting firm.  From April 2002 to May 2006, Mr. Pennington served as Chief Operating Officer of M3 Engineering & Technology.  Mr. Pennington has more than 30 years of metal mine operations and project management experience, including 23 years in management of mine and plant operations.  He previously served as President at the Phelps Dodge Tyrone operations and General Manager, at Phelps Dodge Morenci.  Mr. Pennington has extensive experience in concentrator design with an education in environmental engineering and metallurgy.

R. Scott Roswell was named our Chief Legal Officer in October 2015, previously serving as our Vice President of Human Resources and Corporate Counsel since September 2010.  From June 2004 to December 2009,

Mr. Roswell served as Counsel and Executive Vice President of Law and Human Resources and as a consultant to Flatiron Financial Services Inc./Centrix Financial, LLC, Denver-based loan servicing firms.  From December 1994 to June 2004, Mr. Roswell served as Senior Attorney/Senior Director to Qwest/US West, in the Risk Management group.  Prior to that, from August 1991 to December 1994, Mr. Roswell was an associate for the Denver, Colorado law firm of Hall & Evans, LLC.

Amanda J. Corrion was named our Principal Accounting Officer in May 2017. She also continues to serve as the Company’s Controller since March 2016 and was Assistant Controller from March 2013 to March 2016. She joined General Moly in August 2008 as a Senior Accountant and Accounting Manager. Prior to joining the Company, Ms. Corrion spent five years as an Associate and Senior Associate in the audit practice at KPMG. She received her Colorado CPA license in 2009 and holds a Chartered Global Management Accountant certification with the American Institute of Certified Public Accountants.

Michael K. Branstetter has been our Secretary and General Counsel since November 1992.  Mr. Branstetter is of counsel to Ramsden, Marfice, Ealy & Harris, LLP, a law firm in Idaho and has more than thirty years of experience providing legal representation to the mining industry.  Mr. Branstetter’s practice focuses on mining, environmental, natural resources and related business transactions.

THE BOARD, BOARD COMMITTEES AND DIRECTOR INDEPENDENCE

During the year ended December 31, 2018, our Board held five regular meetings.  Each of the incumbent directors who were on our Board during 2018 attended at least 75% of the total number of meetings of the Board and the committees of the Board on which such director served for the full year.  In 2008, we adopted a policy requiring members of our Board to attend each annual meeting of stockholders.  All directors were in attendance at the 2018 Annual Meeting in person, with the exception of Mr. Zhang.

Mr. Campoy, an independent non-executive Chair of the Board, is responsible for coordinating the activities of the other independent directors, presiding over all meetings of the Board, including executive sessions; approving information sent to the Board; approving meeting agendas for the Board; and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.  The Chair of the Board has the authority to call meetings of the independent directors; and, if requested by major stockholders, ensure that he/she is available for consultation and direct communication.

Our Board has a standing Audit Committee, Compensation Committee, Governance and Nominating Committee, and Technical Committee.  In 2013, the Finance Committee was re-established and is continuing into 2019 to provide assistance to the Board with respect to any transactions that occur outside of the ordinary course of business including “financing transactions” as that term is defined in the committee charter, and mergers or acquisitions.  Our Finance Committee members are:  Mark A. Lettes (Chair), Ricardo M. Campoy, and Gregory P. Raih.  The Technical Committee provides assistance to the Board with respect to technical studies and evaluations of the Company’s projects, environmental and permitting compliance programs, and safety, health and environmental programs.  Our Technical Committee members are:  Gary A. Loving (Chair), Bruce D. Hansen and Tong Zhang.

Our Board has approved written charters that govern each of our Audit Committee, Compensation Committee, Governance and Nominating Committee (each of which is described in more detail below), and our Technical Committee, and Finance Committee.  Copies of the charters of these five committees are available on our corporate website at www.generalmoly.com under the “Governance — Board of Directors” tab under the “Investors” tab.  Our Board has determined that Ricardo M. Campoy, Mark A. Lettes, Gary A. Loving, and Gregory P. Raih are independent directors in accordance with the listing standards of the NYSE American, formerly NYSE MKT.  There are no family relationships among any of our current directors and officers.

Stockholders may communicate with our Board or our non-management directors by sending written correspondence to General Moly, Inc. Board, c/o Corporate Secretary, 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401, or by sending an email to info@generalmoly.com.  Our Corporate Secretary will receive the correspondence and forward it to the Chair of the applicable Board committee or to any individual director or directors to whom the communication is directed.

Audit Committee

Our Audit Committee members are: Mark A. Lettes (Chair), Ricardo M. Campoy, and Gregory P. Raih, all being independent directors in accordance with the listing standards of the NYSE American and the additional criteria for independence of audit committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, our Board has determined that each of Mark A. Lettes and Gregory P. Raih is an “audit committee financial expert” as defined by SEC rules.  The Audit Committee held four regular meetings in 2018.  The primary purposes of the Audit Committee, as set forth in its charter, are to:  (1) provide independent review and oversight of the Company’s accounting and financial reporting process, the system of internal control and management of financial risks; (2) manage the audit process, including the selection, oversight and compensation of the Company’s independent auditors; (3) assist the Board in monitoring compliance with laws and regulations and its code of business conduct; and (4) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding its accounting, internal controls or auditing matters.

Compensation Committee

Our Compensation Committee members are: Ricardo M. Campoy (Chair), Mark A. Lettes, and Gary A. Loving all being independent directors in accordance with the listing standards of the NYSE American.  The Compensation Committee held two regular meetings in 2018.  The primary purposes of the Compensation Committee, as set forth in its charter, are to:  (1) establish, administer and evaluate the compensation philosophy, policies and plans for non-employee directors and executive officers; (2) make recommendations to the Board regarding director and executive officer compensation; (3) review the performance and determine the compensation of the Chief Executive Officer, based on criteria including the Company’s performance and accomplishment of long-term strategic objectives; (4) prepare an annual report on executive compensation for inclusion in the Company’s proxy statement; and (5) assist management and the Board with respect to the analysis as to whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.  The Compensation Committee also reviews and, if appropriate, either as a committee or together with other independent directors of the Board (as directed by the Board), approves any employment agreements, severance arrangements, retirement arrangements, change in control agreements and provisions, and any special or supplemental benefits for each executive officer of the Company.  The committee also oversees the administration of the Company’s Equity Incentive Plan.

In fulfilling its responsibilities, the Compensation Committee may form and delegate any or all of its responsibilities to subcommittees, when appropriate, provided, however, that any such subcommittees shall meet all applicable independence requirements and that the Compensation Committee shall not delegate to persons other than independent directors any functions that are required under applicable NYSE American rules and federal securities laws, to be performed by independent directors. The Compensation Committee’s evaluation of the Chief Executive Officer with the assistance of the Governance & Nominating Committee is based on criteria designed to help ensure that our Chief Executive Officer’s interests are aligned with the long-term interests of our stockholders, including the performance of our business, accomplishment of long-term strategic objectives, the handling of extraordinary events, and the development of management.

The Compensation Committee had formerly engaged Towers Watson as its compensation consultant in 2008 and from 2010 — 2013, and directed it to help develop and implement a sound executive compensation framework that will enable growth, reinforce consistency and support transparency.  Neither Towers Watson nor any other compensation consultant has been engaged after 2013 due to the suspended development of the Mt. Hope Project and our cash conservation measures.  Though somewhat dated, the prior work product of Towers Watson remains in place and is available to assist the Compensation Committee in any future updating of our peer group concerning benchmark information.  The Compensation Committee will continue to evaluate our cash conservation measures and in the future may employ a compensation consultant to provide information and recommendations to the committee regarding various compensation matters, including advising the committee on legislative and risk updates, reviewing incentive/business risk; executive turnover risk; and other risk factors, including use of key performance indicators.

Our human resources department, including our Chief Legal Officer, assists the Compensation Committee in its work.

Governance and Nominating Committee

In 2018, our Governance and Nominating Committee members were:  Gregory P. Raih (Chair), Ricardo M. Campoy, Mark A. Lettes, and Gary A. Loving, all being independent directors in accordance with the listing standards of the NYSE American.  The Governance and Nominating Committee held two regular meetings in 2018.  The primary purposes of the Governance and Nominating Committee, as set forth in its charter, are to:  (1) establish criteria for selection of directors to serve on the Board; (2) identify individuals qualified to become directors and recommend candidates for membership on the Board; (3) ensure that the Board, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial experience and community ties; (4) consider independence and any possible conflicts of interest for Board members and executive officers; (5) review and make recommendations regarding the composition, size and tenure policies of the Board; (6) conduct an annual (or more frequently as circumstances may dictate) evaluation of the performance and effectiveness of the Board; (7) recommend members of the Board to serve on Board committees and as committee chairs; (8) review, evaluate and recommend changes to the Company’s Corporate Governance Guidelines; (9) annually review and evaluate CEO performance; and (10) develop appropriate policies and principles for CEO succession planning.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Governance and Nominating Committee and our Board take into account the following criteria, among others, in considering directors and candidates for the Board:

•                  judgment, experience, skills and personal character of the candidate;

•                  diversity of the Board in its broadest sense; and

•                  the needs of the Board.

The Governance and Nominating Committee conducts a preliminary assessment of each proposed nominee based upon the proposed nominee’s resume and biographical information, the individual’s willingness to serve as a director of the Company, and other background information.  This information is evaluated against the criteria set forth above and our specific needs at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates.  On the basis of information learned during this process, the Governance and Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting.  The Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

The Governance and Nominating Committee will consider nominees recommended by stockholders.  To date, we have not received any recommendations from our stockholders requesting that the Board, or any of its committees, consider a nominee for inclusion among the Board’s slate of nominees.  A stockholder wishing to submit a director nominee recommendation should comply with the provisions of our bylaws and the provisions set forth under the heading “Stockholder Proposals and Recommendations for Director Nominees for the 2020 Annual Meeting.”  Under the terms of our Governance and Nominating Committee Charter, we evaluate all nominees, including those recommended by stockholders, by conducting appropriate inquiries into their backgrounds and qualifications; however, the Governance and Nominating Committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded.  The Governance and Nominating Committee will consider all relevant qualifications as well as the needs of the Company in terms of compliance with applicable SEC and stock exchange rules.

Diversity is considered in the nominating process as described above and in our Governance and Nominating Committee Charter, which provides that with regard to diversity, the committee will consider candidates for the Board regardless of gender, ethnicity or national origin and that any search firm retained to assist the committee should be instructed to seek to include diverse candidates from traditional and nontraditional candidate groups.  Although we do not have a separate Board diversity policy, the Governance and Nominating Committee Charter provides that the committee is responsible for reviewing and making recommendations to the Board, as it may deem appropriate, in order to ensure that the Board consists of persons with sufficiently diverse and independent background.

Risk Oversight

Our senior management is responsible for managing the risks facing the Company under the oversight and supervision of the Board.  While the full Board is ultimately responsible for risk oversight at our Company, three of our Board committees assist the Board in fulfilling its oversight function in certain areas of risk.  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls.  The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the area of compensation policies and practices.  The Technical Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks related to operations and safety.  Other general business risks such as economic, regulatory and permitting are monitored by the full Board.  Senior management consults with the three Board committees with risk assessment responsibilities, and the Board to suggest risk management topics to be presented to the Board, and different risk management topics are addressed routinely in its meetings.  Risk management and assessment reports are regularly provided by management to these committees and the full Board.

Compensation Risk Assessment

Our Compensation Committee considered whether our compensation program encouraged excessive risk taking by employees.  Based upon its assessment, the committee does not believe that our compensation program encourages excessive or inappropriate risk-taking.  The committee believes that the design of our compensation program, which historically has included a mix of annual and long-term incentives, cash and equity awards and retention incentives, is balanced and does not motivate imprudent risk-taking.  With the continuing cash conservation efforts, our compensation program extended salary reductions to our named executive officers, excluding Ms. Corrion, throughout 2018 and continuing into 2019, and extended the suspension of cash and equity awards, and suspended retention incentives for 2019, as discussed under “Compensation Discussion and Analysis” below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors, and more than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file.  During 2018, certain of our directors and executive officers who own our stock filed Forms 4 with the SEC.  The information on these filings reflects the current ownership position of all such individuals.  To the best of our knowledge and based solely on a review of the forms submitted to the Company, during 2018, all such filings by our executive officers, directors and beneficial owners of more than ten percent of our common stock were timely made.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer.  A copy of our Code of Conduct and Ethics is available on our website at www.generalmoly.com under the “Governance” tab under the “Investors” tab, and can also be obtained at no cost, by telephone at (303) 928-8599 or by mail at:  General Moly, Inc., 1726 Cole Blvd., Suite 115 Lakewood, Colorado 80401, attention: Investor Relations.  We will disclose any amendments to or waivers of the Code of Conduct and Ethics on our website.  We believe our Code of Conduct and Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws, rules and regulations; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Vote Required

The candidate receiving the highest number of votes for each seat will be elected.  If any candidate does not receive at least a majority of the votes cast in the election, he must submit his resignation from the Board as described above.

Recommendation

The Board recommends that stockholders vote FOR each of the two nominees recommended by the Board for director.  If not otherwise specified, proxies will be voted FOR each of the two nominees for director.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act, we are again asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

As described in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is historically designed to enable us to obtain and retain the services of experienced executives.  The compensation packages for our executive officers are designed to promote teamwork as well as individual initiative and achievement, to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders and to motivate and reward executives whose knowledge, skills and performance are critical to our success.  Compensation depends to a significant extent on the achievement of annual and long-term performance goals.

In January 2018, consistent with our ongoing cost reduction efforts, our Compensation Committee continued salary reductions for our named executive officers at that date, excluding Ms. Corrion who was named the principal accounting officer in May 2017, following the resignation of Lee M. Shumway, the Company’s former Chief Financial Officer.  Mr. Hansen also assumed the duties and title of Chief Financial Officer in addition to his duties as the Company’s Chief Executive Officer in May 2017.  Also in January 2018, the Company continued its policy of implementing a similar retention program from prior years, including equity incentives for our named executive officers who remained with the Company through the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in the employment or change of control agreements between the Company and each of our named executive officers); involuntary termination (absent cause); or January 16, 2019.  These equity incentives vested on January 16, 2019, however, to continue efforts to preserve cash, each of the executive officers amended his/her respective Stay Incentive Award Agreement to extend the settlement of the vested equity incentives to July 2019, with the intention that our cash liquidity position will be improved following the anticipated receipt of water permits to close the Tranche 3 equity investment by AMER.

Now into our sixth year of the cost reduction program, our Compensation Committee once again in December 2018 approved additional salary reductions for our named executive officers, excluding Ms. Corrion, into 2019, without implementing any retention program similar to prior years, which have included equity incentives.  The Compensation Committee may consider reinstituting retention programs once our cash liquidity position improves.

Essential to our compensation philosophy is the avoidance of egregious or overly generous compensation, excessive perquisites or tax gross ups on perquisites, repricing or replacement of stock awards, and hedging of Company stock.  For additional information about our executive compensation program, please read the Compensation Discussion and Analysis beginning on page 20.

At our 2011 Annual Meeting and again at our 2017 Annual Meeting, our stockholders voted in favor of holding an advisory vote to approve named executive officer compensation each year.  Accordingly, the Board determined to hold an annual advisory vote to approve our named executive officer compensation, until such time as the next required advisory vote on the frequency of future votes to approve our named executive officer compensation.

We are again asking our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required

The affirmative vote of holders of a majority of the shares of common stock entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve this proposal.  However, the “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  Our Board and

our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our named executive officers.

Recommendation

The Board recommends that stockholders vote to approve the compensation of our named executive officers by voting FOR Proposal 2.  If not otherwise specified, proxies will be voted FOR approval of our executive compensation.

PROPOSAL 3 - APPROVAL OF THE

GENERAL MOLY, INC. 2006 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

The Board recommends that stockholders approve the General Moly, Inc. 2006 Equity Incentive Plan, as amended and restated (which we refer to as the 2006 Plan).  The 2006 Plan is being amended to increase the aggregate number of shares authorized for issuance since 2006 by 6,500,000 shares to 21,100,000 shares and to make other administrative changes intended to clarify certain provisions of the 2006 Plan and to extend the term of the 2006 Plan to May 3, 2029.  The 2006 Plan was last approved by our Board on May 3, 2019.

We have historically made grants of equity awards under the 2006 Plan.  We have also made stock option grants to officers, directors and consultants outside of any plan.  See “Equity Compensation Plan Information.”  As of April 25, 2019, the Company had 137,526,132 shares outstanding (excluding 98,686,000 shares issuable upon exercise of outstanding warrants).  As of April 25, 2019, (i) 2,001,268 shares of common stock were subject to outstanding awards under the 2006 Plan (excluding 882,144 stock appreciation rights which are payable in shares of common stock, cash or a combination of cash and shares in the discretion of the Compensation Committee), and (iii) 3,528,157 shares remained available for issuance under the 2006 Plan.  Based on the foregoing, if the amendment and restatement of the 2006 Plan is approved, the total aggregate number of shares issuable under the 2006 Plan will represent 9.8% of the Company’s total outstanding shares (11.4% of outstanding shares assuming exercise of all outstanding warrants ).    The reverse stock split, if approved by the stockholders and implemented by the Board as described in Proposal 4, will effect a reduction in the number of shares of common stock reserved for issuance under the 2006 Plan in proportion to the exchange ratio of the reverse stock split .

We are an exploration and development stage company with a strong, proven management team with experience in mine development and corporate and project finance operations.  We anticipate transitioning back into a construction phase upon receipt of our final water permits, Record of Decision from the Bureau of Land Management, and completion of project financing and will, at that time, be hiring a substantial number of employees.  The purpose of the increase in authorized shares for the 2006 Plan is to reserve shares sufficient to make awards to attract, retain and motivate our employees, directors and consultants during our transition from a development stage company to an operating company.  Because of our modest size, stage of development and cash conservation measures, our Board has determined that it is in the best interests of the Company to approve the amendment and restatement of our 2006 Plan.  The Board believes that the increase in shares provided for in the amended and restated 2006 Plan represents a reasonable amount of potential equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our overall compensation program.

Summary of the 2006 Plan, as Amended and Restated

A summary of the 2006 Plan, as amended and restated follows.  This summary is qualified in its entirety by reference to the General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated, a copy of which is attached to this proxy statement as Annex A.  Grants made under the 2006 Plan, as amended and restated, following approval of this Proposal 3 by our stockholders will be governed by the terms described below.  Grants made in advance of that date will continue to be governed by the terms of the 2006 Plan as in effect at the time such grants were made.

Eligibility and Types of Awards. The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock units and stock appreciation rights, which may be granted to our employees (including officers), directors and consultants.  Each award is subject to an agreement between the Company and the recipient that reflects the terms and conditions of the award.  As of April 25, 2019, approximately 17 participants are eligible to receive awards under the 2006 Plan.

Shares Subject to the Plan; Reversion of Shares.  The aggregate number of shares of the Company’s common stock, par value $0.001 per share, that may be issued pursuant to awards granted under the 2006 Plan will not exceed 21,100,000.  The number of shares of common stock that may be issued pursuant to incentive stock options is limited to the above maximum shares issuable under the 2006 Plan.  The reverse stock split, if approved by the stockholders and implemented by the Board as described in Proposal 4, will effect a reduction in the number of shares of common stock reserved for issuance under the 2006 Plan in proportion to the exchange ratio of the reverse stock split.

Reversion of Shares; Share Reserve.  Any stock award granted under the 2006 Plan may again become available for the grant under the 2006 Plan if the award expires or terminates, in whole or in part, without having been exercised or if any shares issued under the award are forfeited or repurchased due to failure to meet the vesting or exercise conditions.  In addition, the number of shares underlying a stock award not issued as a result of the following actions will again be available for issuance under the 2006 Plan:  (i) a payout of a stand-alone stock appreciation right, or a performance-based award of restricted stock or restricted stock units in the form of cash; (ii) a cancellation, termination, expiration, forfeiture, or lapse of an award; (iii) payment of the option exercise price and/or payment of any taxes arising upon exercise of the option by withholding shares of common stock which would otherwise be acquired on exercise or issuance upon payout; or (iv) upon the exercise of a stock appreciation right settled in shares of common stock, the number of shares related to the exercise that were not issued to the participant.

Maximum Award Amounts.  In no event can a participant receive one or more stock awards during any one calendar year that cover in the aggregate more than 1,000,000 shares of Company common stock.

Administration.  The Board has delegated authority to administer the 2006 Plan to the Compensation Committee.  Subject to the terms of the 2006 Plan, the Board or the Compensation Committee, as plan administrator, has full authority to determine participants and the type, terms and conditions and number of shares subject to awards.  The plan administrator also has authority to construe and interpret the 2006 Plan and awards.

Significant Features of Awards.  The following is a description of significant features that apply to each type of award issued under the 2006 Plan.  Stock awards are granted pursuant to the terms and conditions set forth in each stock award agreement.

Stock Options.  Both nonqualified stock options and incentive stock options, or ISOs, may be granted under the 2006 Plan.  The plan administrator determines the exercise price for stock options, which cannot be less than 100% of the fair market value of a share of common stock underlying the option on the date of grant (except for substituted or assumed options).  The option term is determined by the plan administrator, is set forth in the award agreement and cannot exceed ten years from the date of grant.  The option exercise price may be paid in cash, or at the discretion of the plan administrator (i) by delivery of shares, (ii) pursuant to a cashless exercise program implemented by the Company or (iii) any other form of legal consideration acceptable to the Board.  The plan administrator determines the vesting period.  An option designated as an incentive stock option may be subject to additional terms and conditions.  Generally, stock options are not transferable other than by will or the laws of descent and distribution unless provided otherwise in the award agreement.

Unless the award agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death or the optionee dies within a specified period after termination of service, the optionee, or his or her beneficiary, may exercise any vested portion of the option for a period of 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends or after death, as applicable.  If an optionee’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested portion of the option for a period of three months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination.  In no event, however, may an option be exercised after the expiration of its term, as set forth in the stock option agreement.

Restricted Stock and Restricted Stock Units.  A restricted stock award is an award of shares of our common stock, subject to specified restrictions.  A restricted stock unit award is an award of the right to receive shares of our common stock (or the cash equivalent) in the future.  Restricted stock and restricted stock units are granted pursuant to stock award agreements with a purchase price, if any, determined by the plan administrator.  Upon termination of a recipient’s service with us, shares of restricted stock that are unvested as of the date of such termination may be reacquired by us subject to the terms of the restricted stock award agreement.  Restricted stock awards may be subject to a repurchase right in accordance with a vesting schedule determined by the plan administrator.  Restricted stock and restricted stock units may be transferable only to the extent provided in the stock award agreement.

Performance Criteria.  Restricted Stock and Restricted Stock Units granted under the Plan prior to November 2, 2017 that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Compensation Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted.  For this purpose,  “Performance Criteria” means one or more of the following:  (1) cash flow; (2) earnings per share; (3) earnings before interest, taxes, and amortization; (4) return on equity; (5) total shareholder return; (6) share price performance; (7) return on capital; (8) return on assets or net assets; (9) revenue; (10) revenue growth; (11) earnings growth; (12) operating income; (13) operating profit; (14) profit margin; (15) return on operating revenue; (16) return on invested capital; (17) market price; (18) brand recognition; (19) customer satisfaction; (20) operating efficiency; or (21) productivity.  Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.  For stock awards not intended to be performance-based compensation for purposes of Section 162(m) of the Code, including Stock Awards granted after November 2, 2017, the Board or committee may designate such other performance criteria as it deems appropriate.

Stock Appreciation Rights. Stock appreciation rights entitle a participant to receive a payment equal in value to the difference between the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the grant price of the stock appreciation right.  The appreciation will be paid in shares of common stock, in cash, or any combination, as the plan administrator determines.  Stock appreciation rights are granted pursuant to stock award agreements.  The plan administrator may grant a stock appreciation right in connection with a stock option or as a stand-alone award.  The plan administrator determines the grant price, which cannot be less than 100% of the fair market value of a share of common stock on the date of grant, the number of shares subject to the stock appreciation right, the term of the stock appreciation right, and other terms and conditions of the award.  With respect to a stock appreciation right that is granted in connection with a stock option, such stock appreciation right will be exercisable only to the extent that the related stock option is exercisable and will expire no later than the date on which the related stock option expires.  If a recipient’s relationship with us, or any of our affiliates, ceases for any reason, any unvested stock appreciation rights will be forfeited and any vested stock appreciation rights will be automatically redeemed.

Capitalization Adjustments.  In the event of a dividend or other distribution (whether in the form of cash, shares of common stock, other securities, or other property), recapitalization, stock split, reorganization, merger, consolidation, exchange of our common stock or our other securities, or other change in our corporate structure, the plan administrator will appropriately adjust the number and class of shares that may be delivered under the 2006 Plan and the number, class and price of the shares covered by each outstanding stock award.

Change in Control. In the event of a change in control (as defined in the 2006 Plan), all outstanding awards under the 2006 Plan may be assumed, continued or substituted for by any surviving or acquiring entity.  If the surviving or acquiring entity elects not to assume or continue the stock awards, or to substitute similar stock awards, the vesting of such awards held by award holders whose service with us or any of our affiliates has not terminated will be accelerated and such awards will be fully vested and exercisable immediately prior to the consummation of such transaction, and the stock awards shall automatically terminate upon consummation of such transaction if not exercised prior to such event.

Amendment and Termination.  The Board may amend (subject to stockholder approval as required by applicable law, regulation or rule of a stock exchange on which our shares are listed that requires stockholder approval for the amendment to be effective), suspend or terminate the 2006 Plan at any time.  We will not make any stock awards under the 2006 Plan after May 3, 2029.

Federal Income Tax Consequences

The following is intended only as a brief summary of the material U.S. federal income tax consequences of awards granted under the 2006 Plan.  The applicable tax rules are complex and subject to change.  The tax consequences to a participant will generally depend upon the type of award granted to the participant.  In general, if a participant recognizes ordinary income in connection with the grant, vesting or exercise of an award, the Company will be entitled to a corresponding tax deduction equal to the amount of the income recognized by the participant, subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code).  This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign laws.

Options and Stock Appreciation Rights.  In general, a participant does not have taxable income upon the grant of an option or a stock appreciation right.  The participant will recognize ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of shares acquired on exercise over the aggregate option price for the shares.  Upon exercising a stock appreciation right, the participant will recognize ordinary income equal to the cash or fair market value of the shares received.  A participant will not recognize ordinary income upon exercise of an incentive stock option, or ISO, except that the alternative minimum tax may apply.  If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods, the participant will recognize ordinary income.  Otherwise, a sale of shares acquired by exercise of an option or a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in the shares.  We normally can claim a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or stock appreciation right, but no tax deduction relating to a participant’s capital gains.  We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling or transferring the shares.

Restricted Stock and Restricted Stock Units.  If an award is subject to a restriction on transferability and a substantial risk of forfeiture (for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses.  If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received.  We can ordinarily claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below regarding Section 162(m) of the Code. A participant may irrevocably elect to accelerate the taxable income to the time of grant of restricted stock rather than upon lapse of restrictions on transferability or the risk of forfeiture (Section 83(b) election).

Section 409A.  Section 409A of the Code imposes certain election, payment and funding requirements on “nonqualified deferred compensation” arrangements.  If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax.  Certain awards that may be issued under the 2006 Plan may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code.  The Company has adopted amendments to the 2006 Plan intended to satisfy the Section 409A plan document requirements.

Section 162(m).  Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code (the $1 million deduction limit).  Awards that qualify as “performance-based” compensation are exempt from this limit.  The 2006 Plan is designed to permit the Compensation Committee, in its discretion, to grant awards that are intended to satisfy the “performance-based” compensation requirements under Section 162(m) of the Code.  For purposes of Section 162(m) of the Code, the terms of an award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable).  A number of requirements must be met in order for particular compensation to qualify, and we cannot assure you that compensation under the equity incentive plan will be fully deductible by us under all circumstances.

New Plan Benefits

Future benefits under the 2006 Plan are not currently determinable.  With respect to fiscal year 2019, no awards have been granted under the 2006 Plan to the Company’s named executive officers or other employees.  With regard to our director nominees, Mr. Bruce D. Hansen, who is also our CEO/CFO, did not receive an award.  Mr. Mark Lettes, a director nominee standing for re-election at the 2019 Annual Meeting, received an award under the 2006 Plan during fiscal 2019.  Mr. Lettes received a fully vested stock award of 25,000 shares, the same number of shares as each other non-executive directors of the Company, effective January 2, 2019.  The shares of stock issued to non-executive members of the Board in 2019 were fully vested and transferable at the time of grant.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock entitled to vote that are present in person or by proxy at the 2019 Annual Meeting is required to approve the General Moly, Inc., 2006 Equity Incentive Plan, as Amended and Restated.

Recommendation

The Board recommends that stockholders vote FOR Proposal 3.  If not otherwise specified, proxies will be voted FOR Proposal 3.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

On December 12, 2018, the Company announced that it had received a deficiency letter (“Letter”) from the NYSE American indicating that pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company’s common stock has been selling for a low price per share for a substantial period of time. Accordingly, the Letter states that the Company must demonstrate an improved share price improvement or effect a reverse stock split of its common stock or by no later than June 12, 2019, in order to maintain the listing of the Company’s common stock on the NYSE American.

Additionally, the Company continues to decrease overhead costs, implementing temporary reductions in executive and staff compensation, including a 40% cut in the salary to the Chief Executive Officer,  and 40% reductions to annual retainer and meeting fees for the members of the Board of Directors and secretary that took effect December 1, 2018.  The Company is working closely with its Board, and financial and legal advisors to enhance the Company’s financial liquidity to provide longer-term sustainability.  In advance of receiving the water permits, the Company closed on a private placement with certain members of senior management of the Company led by Chief Executive Officer Bruce D. Hansen to provide interim incremental liquidity to the Company through the purchase of up to $900,000 of Convertible Preferred Shares of General Moly with a 5% annual dividend.

The Company will continue to consider opportunities that are in the best interests of the Company and its stockholders, with respect to specific measures regarding the continued listing of the Company’s stock on the NYSE American.  The Board has adopted a resolution approving and recommending to the Company’s stockholders for their approval a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of common stock within a range of one share of common stock for every three shares of common stock to one share of common stock for every fifteen shares of common stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the reverse stock split amendment.  If the stockholders approve this Proposal 4, the Board will have the authority to decide, at any time prior to twelve months after the approval at the Annual Meeting, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-three shares of our common stock to one-for-fifteen shares of our common stock. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware (“Reverse Split Amendment”).

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the Reverse Split Amendment if the Board determines that it is not in the best interests of the Company and the stockholders. If the amendment effecting the reverse stock split proposal approved by the stockholders is not implemented by the Board within twelve months after the approval at the Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

The form of the Reverse Split Amendment to accomplish the reverse stock split is attached to this Proxy Statement as Annex B. The following discussion is qualified in its entirety by the full text of the Reverse Split Amendment, which is incorporated herein by reference.

Background and Reasons For the Reverse Stock Split

The primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. The reverse split will also have the effect of increasing the number of shares of common stock available for future issuance, as described below. Our Board believes that the reverse stock split would, among other things, (i) better enable us to maintain the listing of our common stock on the NYSE American, and (ii) better enable us to raise funds to finance our operations.  Our Board believes it is necessary to retain discretion whether to implement, and if implemented, to determine the exact ratio of the reverse split within the range of one-for-three to one-for-fifteen as the Board deems it to be in the best interests of the Company.

As discussed above, Section 1003(f)(v) of the NYSE American listing rules provides that the NYSE American will consider suspending from trading or delisting a common stock that sells for a substantial period of time for a low price per share, if the issuer fails to effect a reverse split of its shares within a reasonable time after being notified that the NYSE American deems a reverse split to be the appropriate course of action.  We expect that effecting a reverse split of our common stock will help the Company to address any low selling price concerns as raised by the NYSE American should they continue, and thereby prevent delisting of our common stock.

If it were to be delisted from the NYSE American, our common stock could then be traded over-the-counter on the OTC bulletin board (OTCBB) or quoted on the OTCQX, OTCQB or OTC Pink market tiers.  These alternative markets, however, are generally considered to be less efficient than, and not as broad as, the NYSE American.  Many OTC stocks trade less frequently and in smaller volumes than securities traded on the NYSE American or other stock exchanges, which could have a material adverse effect on the trading price and liquidity of our common stock.

The closing sale price of our common stock on April 25, 2019 was $0.79 per share. Our Board has considered the potential harm to the Company of a delisting from the NYSE American and believes that a reverse stock split would help us maintain compliance with NYSE American listing rules.

The reverse stock split would reduce the number of shares of common stock outstanding without reducing the total number of authorized shares of common stock.  As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible or exercisable into shares of common stock, in equity financing transactions.

We currently have no immediate intended uses for the additional shares that would be available for issuance following the reverse stock split.

The purpose of seeking stockholder approval of a range of exchange ratios from one-for-three to one-for-fifteen (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the reverse stock split. If our stockholders approve this Proposal 4, our Board or a committee thereof would effect a reverse stock split only upon the Board or committee’s determination that a reverse stock split would be in the best interests of the Company at that time. If our Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range of one-for-three to one-for-fifteen. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If our stockholders approve the proposal, and the Board or a committee of the Board determines to effect the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split, including the specific ratio selected by the Board or committee. If our Board or a committee thereof does not implement the reverse stock split within twelve months after the approval at the Annual Meeting, the authority granted in this Proposal 4 to implement the reverse stock split will terminate.  Our Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Determination of Reverse Stock Split Ratio

The Board believes that stockholder approval of an amendment that would allow the Board to determine the exact reverse stock split ratio within a specified range of one-for-three to one-for-fifteen (rather than stockholder approval of a fixed reverse stock split ratio) provides the flexibility to achieve the desired results of the reverse stock split.

In determining the range of reverse stock split ratios to be submitted for stockholder approval, the Board considered numerous factors, including:

•                  the potential devaluation of the Company’s market capitalization as a result of a reverse stock split;

•                  the projected impact of the reverse stock split ratio on the trading liquidity in our common stock and the Company’s ability to continue our common stock’s listing on the NYSE American, as well as the impact on the conversion price for the convertible notes and the exercise price for the warrants issued in connection with the convertible notes;

•                  the historical and projected performance of our common stock and volume level before and after the reverse stock split;

•                  prevailing market conditions;

•                  general economic and other related conditions prevailing in the Company’s industry and in the marketplace generally;

•                  the Company’s capitalization (including the number of shares of our common stock issued and outstanding);

•                  the prevailing trading prices for our common stock and its trading volume;

•                  discussions with and information provided by the Company’s financial advisor; and

•                  feedback from investors and potential investors on the ranges of acceptable reverse stock splits.

The Board will consider the conditions, information and circumstances existing at the time when it determines whether to implement a reverse stock split and, if it decides to implement a reverse stock split, the precise reverse stock split ratio.

Principal Effects of Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of the outstanding shares of our common stock into a proportionately smaller number of shares of common stock. For example, if the reverse stock split is approved by stockholders and the Board elects a one-for-three reverse stock split, a stockholder holding 15,000 shares of common stock before the reverse stock split would hold 5,000 shares of common stock immediately after the reverse stock split; if the Board elects a one-for-fifteen reverse stock split, the same stockholder would hold 1,000 shares of common stock immediately after the reverse stock split. Each stockholder’s proportionate ownership of our outstanding shares of common stock would remain the same, except that stockholders who would otherwise receive fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares.

Effect on Authorized, Issued and Outstanding, and Reserved Shares of Common Stock. Currently, we are authorized to issue up to a total of 650,000,000 shares of common stock, of which 137,526,132 shares were issued and outstanding as of the Record Date.

The proposed reverse stock split will not alter the relative rights and preferences of existing stockholders, subject to the payment of cash in lieu of fractional shares, or the number of shares of common stock authorized for issuance. All issued and outstanding shares of common stock will remain fully paid and non-assessable after the reverse stock split. The number of stockholders of record would not be affected by the reverse stock split, except to the extent that any stockholder would hold only a fractional share interest and receives cash for that interest after the reverse stock split. The reverse stock split will increase the number of authorized but unissued shares of common stock available for future issuance in proportion to the number of issued and outstanding shares. The Company has no current plans to issue any of these authorized but unissued shares that are not otherwise reserved for issuance as described below.

The following table sets forth the number of shares of common stock that would be authorized; the number of issued and outstanding shares of common stock and as a percentage of the authorized common stock; the number of shares of common stock unissued and reserved for issuance pursuant to the Company’s stock option, employee stock purchase and equity compensation plans, outstanding warrants and outstanding convertible notes; and the number of unissued and unreserved shares of common stock following the effective date of a reverse stock split of our common stock (subject to rounding and before adjustment for any fractional shares), using for purposes of this table the applicable number of shares in the applicable category as of the Record Date. The actual reverse stock split ratio approved by the Board, if any, may be any ratio within the range of one-for-three to one-for-fifteen shares of common stock.

	Common Stock Authorized	Common Stock Issued and Outstanding (number of Shares and Percentage of Authorized)		Common Stock Unissued and Reserved	Common Stock Unissued and Unreserved
Current	650,000,000	137,526,132	21.2%	107,479,412	404,994,456
Assuming 1 for 3 reverse stock split	650,000,000	45,842,044	7.1%	35,826,471	568,331,485
Assuming 1 for 6 reverse stock split	650,000,000	22,921,022	3.5%	17,913,235	609,165,743
Assuming 1 for 9 reverse stock split	650,000,000	15,280,681	2.4%	11,942,157	622,777,162
Assuming 1 for 12 reverse stock split	650,000,000	11,460,511	1.8%	8,956,618	629,582,871
Assuming 1 for 15 reverse stock split	650,000,000	9,168,408	1.4%	7,165,294	633,666,298

Effect on Authorized Preferred Stock. Currently the Company is authorized to issue up to a total of ten million (10,000,000) shares of preferred stock, par value $0.001 per share.  We have designated 55,000 shares of our preferred stock as Series A Preferred Stock, of which 3,000 shares are issued and outstanding as of April 25, 2019. The proposed amendment to our certificate of incorporation will not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.  However, the reverse stock split, if approved by the stockholders and implemented by the Board, will effect a reduction in the number of shares of common stock issuable upon conversion of the Series A Preferred Stock in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the conversion price of the Series A Preferred Stock.  As of the Record Date, the conversion price of the Series A Preferred Stock is $0.27 per common share, each share of Series A Preferred Stock is convertible into 370.37 shares of common stock, and the Company has reserved approximately 20.4 million shares of common stock for issuance upon conversion.

Effect on Voting Rights. Proportionate voting rights and other rights of the holders of common stock would not be affected by the reverse stock split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, a holder of 1% of the voting power of the outstanding shares of common stock immediately prior to the effective time of the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of common stock after the reverse stock split, subject to the payment of cash in lieu of fractional shares.

Effect on Par Value Shares and Accounting Matters. The reverse stock split will not affect the par value per share of our common stock, which will remain at $0.001 per share. As a result, as of the effective time of the reverse stock split, the stated capital attributable to our common stock on the Company’s balance sheet (which consists of the par value per share of our common stock multiplied by the aggregate number of the issued shares of common stock) will be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account (which consists of the difference between the Company’s stated capital and the aggregate amount paid to us upon the issuance of all currently issued shares of common stock) will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding.

Effect on Outstanding Options, Stock Option and Equity Incentive Plans, Warrants and Convertible Notes. The reverse stock split, if and when implemented, will affect outstanding options to purchase common stock. The Company’s equity incentive plan includes provisions for appropriate adjustments to the number of shares of common stock covered by the plans and by stock options and other grants of stock-based awards under the plans, as well as the per share exercise prices. If the Company’s stockholders approve the reverse stock split, an outstanding stock option to purchase one share of common stock would thereafter evidence the right to purchase a fraction of a share of common stock consistent with the reverse stock split ratio designated by the Board (rounding any fractional shares up to the nearest whole share), and the exercise price per share would be a corresponding multiple of the previous exercise price (rounded down to the nearest cent). For example, if the Company effects a one-for-three reverse stock split, a pre-split option for 15,000 shares of common stock with an exercise price of $1.00 per share would be converted post-split into an option to purchase 5,000 shares of common stock with an exercise price of $3.00 per share; if the Company effects a one-for-fifteen reverse stock split, the same option would be converted post-split into an option to purchase 1,000 shares of common stock with an exercise price of $15.00 per share.  Further, the number of shares of common stock authorized and reserved for issuance under the plans will be reduced in proportion to the exchange ratio of the reverse stock split.

The Company has outstanding warrants to purchase shares of common stock and senior notes convertible into common stock. Under the terms of the outstanding warrants and convertible notes, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of the warrants and upon conversion of the convertible notes in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of the outstanding warrants and the conversion price of the outstanding convertible notes.

As of the Record Date, the Company had reserved or authorized for issuance approximately 107.5 million shares of common stock pursuant to the Company’s equity incentive plan, outstanding warrants, and outstanding convertible notes. The following table sets forth the effect on the number of these shares following the effective date of a reverse stock split of our common stock (subject to rounding and before adjustment for any fractional shares), using for purposes of this table the applicable number of shares as of the Record Date. The actual reverse stock split ratio, if any, approved by the Board may be any number within the range of one-for-three to one-for-fifteen shares of common stock.

	Reserved for Outstanding Stock Options, Stock Appreciation Rights and Restricted Stock Units	Reserved for Exercise of Warrants	Reserved for Conversion of Convertible Notes	Total Authorized or Reserved
Current	2,883,412	98,686,000	5,910,000	107,479,412
Assuming 1 for 3 reverse stock split	961,137	32,895,333	1,970,000	35,826,471
Assuming 1 for 6 reverse stock split	480,569	16,447,667	985,000	17,913,235
Assuming 1 for 9 reverse stock split	320,379	10,965,111	656,667	11,942,157
Assuming 1 for 12 reverse stock split	240,284	8,223,833	492,500	8,956,618
Assuming 1 for 15 reverse stock split	192,227	6,579,067	394,000	7,165,294

Effect on the Company’s Registration and Reporting Under the Securities Exchange Act of 1934 and NYSE American Listing. The common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock or the Company’s reporting obligations under the Exchange Act. If the proposed reverse stock split is implemented, our common stock will continue to be reported on the NYSE American under the symbol “GMO” (although the NYSE American would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).  We will obtain a new CUSIP number for our common stock effective at the time of the reverse stock split.

Implementation of Reverse Stock Split

Effective Time. If Proposal 4 is approved at the Annual Meeting and the Board elects, in its sole discretion, at any time within twelve months after the approval at the Annual Meeting to implement the reverse stock split, the reverse stock split will become effective upon filing of the Reverse Split Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, as of the effective time of the reverse stock split, not less than three and not more than fifteen shares, as applicable, of common stock issued and outstanding immediately prior to that effective time will be, automatically and without any action on the part of the stockholders, reclassified as, and combined and changed into, one share of common stock in accordance with the ratio of the reverse stock split determined by the Board within the limits set forth in this Proposal 4. Any such determination will be made and publicly disclosed by the Board before the effective time of the reverse stock split.

Cash Payment in Lieu of Fractional Shares. No fractional shares of common stock will be issued as a result of the reverse stock split. In lieu of any fractional share interest, each holder of common stock who, as a result of the reverse stock split would otherwise receive a fractional share of common stock, will be entitled to receive an amount in cash equal to the product obtained by multiplying (i) the average of the closing prices of our common stock on the NYSE American for the five trading days immediately preceding the date the reverse stock is effective by (ii) the number of shares of common stock held by a stockholder that would otherwise have been exchanged for a fractional share interest. This amount would be issued to the holder in the form of a check.

Holders of fewer than the number of shares of common stock selected by the Board to be combined into one share in the reverse stock split would no longer be stockholders as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the reverse stock split; however, the elimination of stockholders is not a purpose of the reverse stock split. The exact number of stockholders that would be eliminated as a result of the payment of fractional shares in lieu of the issuance of any fractional share interests will depend on the reverse stock split ratio and the number of stockholders that hold a number of shares less than the reverse stock split ratio.

No transaction costs will be assessed to stockholders for the cash payment in lieu of fractional shares. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for fractional shares. Stockholders should be aware that under the abandoned property or escheat laws of the applicable jurisdictions, cash payments not timely claimed after the effective date of the reverse stock split may be required to be paid to designated agents for the relevant jurisdictions.

Exchange of Stock Certificates. If the reverse stock split is effected, stockholders holding certificated shares will be required to exchange their stock certificates for new uncertificated book entry shares (“New Book-Entry Shares”) representing the whole number of shares of common stock resulting from the reverse stock split. Stockholders of record on the effective date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company’s transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective date, the transfer agent will send a letter of transmittal to each stockholder advising the holder of the procedure for surrendering certificates representing the number of shares of common stock prior to the reverse stock split (“Old Stock Certificates”) in exchange for New Book-Entry Shares representing the number of shares of common stock resulting from the reverse stock split. As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will provide the person in whose name such Old Stock Certificate had been issued an account confirmation statement reflecting the New Book-Entry Shares registered in the name of such person. Stockholders should not submit any certificates until requested to do so. Shares of common stock held in brokerage accounts will be exchanged by your broker.

Until surrendered for exchange as contemplated herein, each Old Stock Certificate will be deemed at and after the effective time of the reverse stock split to represent the number of whole shares of common stock resulting from the reverse stock split, and any dividends or other distributions that may be declared after the effective date of the reverse stock split with respect to the number of whole post-reverse split shares of common stock represented by that certificate will be withheld by the Company until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to New Book-Entry Shares only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate, except that if any New Book-Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the Company any applicable transfer taxes or establish to the Company’s satisfaction that these taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Stockholders who hold uncertificated book entry shares prior to the reverse stock split, either as record or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. No additional action on the Company’s part or on the part of any stockholder will be required in order to effect the reverse stock split for uncertificated book-entry shares existing prior to the reverse stock split.

Each share of common stock issued in connection with the reverse stock split will continue to be subject to any restricted transfer or other legends applicable to the shares prior to the reverse stock split.

Upon the reverse stock split becoming effective, the Company intends to treat shares of common stock held by stockholders in “street name,” that is, through a bank, broker or other nominee, in the same manner as stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, the stockholder is encouraged to contact the stockholder’s bank, broker or other nominee.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Risks and Potential Disadvantages Associated with the Reverse Stock Split

The primary purpose of the proposed reverse stock split of our common stock is to combine the issued and outstanding shares of common stock into a smaller number of shares so that the shares of common stock will trade at a higher price per share than recent trading prices in order to maintain the listing of our common stock on the NYSE American. Although the Company expects that the reverse stock split will result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock in proportion to the reduction in the number of issued shares of common stock or result in the permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in the Company’s reports filed with the SEC. If the reverse stock split is accomplished and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

As noted above, Section 1003(f)(v) of the NYSE American listing rules provides that the exchange will normally consider suspending trading in or delisting a common stock that trades for a substantial period of time at a low price per share, if the issuer fails to effect a reverse split within a reasonable time after being notified that the exchange deems that action to be appropriate.  In reviewing whether a reverse split is appropriate, the NYSE American will consider all relevant factors, including market conditions in general, the number of shares outstanding, plans formulated by management, applicable regulations of the state of incorporation or of any governmental agency having jurisdiction over the issuer, and the relationship to other exchange policies regarding continued listing.

Because the delisting policies of the NYSE American allow the exchange significant discretion, we cannot assure you that we will be able to maintain the NYSE American listing for our common stock after the reverse stock split is effected or that the market price per share of common stock will increase to the level we expect or maintain any price increase for a sustained period of time.  We also cannot assure you that our common stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per share of common stock after the reverse stock split is no longer considered by the NYSE American to be low.

Even though the Board believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a reverse stock split:

•                  The reduced number of outstanding shares of common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•                  A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have accomplished reverse stock splits.

•                  A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of fewer than 100 shares of common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

•                  There can be no assurance that the market price per share of common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split.

•                  The total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•                  The increase in the ratio of authorized but unissued shares of common stock to issued shares of common stock resulting from the reverse stock split may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split.  This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to stockholders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; (xi) U.S. expatriates; (xii) controlled foreign corporations; or (xiii) passive foreign investment companies. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. This discussion also assumes that the shares of our common stock were, and the shares of our common stock received pursuant to the reverse stock split will be, held as “capital assets” (as defined in the Code). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our common stock who is not a U.S. Holder.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. Assuming the reverse stock split qualifies as a reorganization, other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon the reverse stock split. U.S. Holders of our common stock that receive cash in lieu of fractional shares will recognize dividend income, or capital gain or loss, depending on the particular facts and circumstances of the U.S. Holder. To the extent the cash received in lieu of fractional shares is treated as giving rise to dividend income, U.S. Holders who are individuals may be taxed at a reduced rate of 15%, subject to certain limitations. To the extent the cash received in lieu of fractional shares is treated as an exchange, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received by such holder and the adjusted tax basis deemed to be allocated to the fractional shares. Any capital gain or loss realized will be treated as long-term capital gain or loss if the holder’s holding period for our common stock surrendered is greater than one year. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

With respect to Non-U.S. Holders, to the extent the cash received in lieu of fractional shares is properly treated as giving rise to dividend income, such income may be subject to a withholding tax at a rate of 30% (unless an exemption or reduced rate can be established under a treaty or otherwise). A Non-U.S. Holder generally should not be subject to any U.S. federal income or withholding tax with respect to any amount properly treated as capital gains unless such Non-U.S. Holder has certain connections with the United States. Because the determination of whether withholding should apply is very fact specific, the Company may withhold and pay to the IRS taxes at a rate of 30% on any cash paid to a Non-U.S. Holder in lieu of fractional shares unless a holder can establish that it is entitled to a reduced rate or exemption from withholding on dividend income pursuant to an applicable income tax treaty or otherwise. However, a Non-U.S. Holder may seek a refund of such amount from the IRS if the holder determines that it is not properly liable for such taxes, including because the payment was not properly characterized as a dividend.

Holders should consult their own advisors as to the proper treatment of any cash received in lieu of fractional shares.

In general, the aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock for which cash is received). The stockholder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered pursuant to the reverse stock split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

U.S. and Non-U.S. Holders may be subject to information reporting with respect to the receipt of cash in lieu of fractional shares unless such holders can establish an exemption. In addition, U.S. Holders may be subject to a backup withholding tax on the cash paid in lieu of fractional shares if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. In general, backup withholding will not apply to the cash paid in lieu of fractional shares to a Non-U.S. Holder if the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN (or other applicable form). Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER.  ACCORDINGLY, EACH STOCKHOLDER IS ADVISED TO CONSULT THE STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE STOCKHOLDER OF A REVERSE STOCK SPLIT.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Vote Required

The affirmative vote of a majority of the shares of our common stock issued and outstanding on the Record Date is required to approve the amendment to our certificate of incorporation to accomplish the reverse stock split of our common stock. Abstentions and “broker non-votes” will not be counted as having been voted on the proposals, and therefore will have the same effect as negative votes.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 4.  If not otherwise specified, proxies will be voted FOR Proposal 4.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 16, 2019, General Moly, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm.  The dismissal became effective upon completion by PricewaterhouseCoopers LLP of its procedures on the financial statements of the Company as of and for the year ended December, 31, 2018 and the filing of the related Annual Report on Form 10-K.  The Audit Committee of the Company’s Board of Directors participated in and approved the decision to change the Company’s independent registered public accounting firm.  The decision to change independent registered public accounting firms was made as a part of the Company’s ongoing cost reduction and cash conservation plan.

The reports of PricewaterhouseCoopers LLP on the financial statements as of and for the years ended December 31, 2018 and 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that PricewaterhouseCoopers LLP’s report on the Company’s financial statements as of and for the years ended December 31, 2018 and 2017 included an emphasis of matter paragraph related to liquidity pressures that could affect amounts reported in the Company’s financial statements in future periods.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through January 16, 2019, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.  In addition, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through January 16, 2019, except PricewaterhouseCoopers LLP communicated to us that the scope of its audit of our December 31, 2018 financial statements needed to be expanded based on our disclosure that there is substantial doubt about our ability to operate as a going concern (see Note 2-Liquidity to the consolidated financial statements included in our Annual Report on Form 10-K for the annual period ended December 31, 2018).

The Audit Committee of the Company’s Board of Directors engaged Plante & Moran PLLC as the Company’s new independent registered public accounting firm as of January 16, 2019 for the fiscal year ending December 31, 2019.  During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through January 16, 2019, the Company has not consulted with Plante & Moran PLLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Plante & Moran PLLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Our Board is asking stockholders to ratify the selection of Plante & Moran PLLC as our independent registered public accounting firm for fiscal year 2019.  Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, retain, and supervise our independent accountants, our Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Plante & Moran PLLC for ratification by stockholders as a matter of good corporate practice.  If the stockholders do not ratify the selection of Plante & Moran PLLC as our independent accountants, the Audit Committee will reconsider whether to retain Plante Moran PLLC.  Even if the selection of Plante & Moran PLLC is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Plante & Moran PLLC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Audit Fees

The aggregate fees billed, including out of pocket expenses, for professional services rendered by our principal accountants for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2018, as well as multiple regulatory filings was approximately $365,000. The aggregate fees billed, including out of pocket expenses, for the audit of our annual consolidated financial statements and the internal control over financial reporting for the fiscal year ended December 31, 2017, including a regulatory filing, was $364,369.

Audit-Related Fees

There were no fees billed in the last two fiscal years for audit-related fees.

All Other Fees

There were no other fees billed in the last two fiscal years.

Tax Fees

The aggregate fees billed by our principal accountants for preparation of tax returns and tax consultations for the fiscal year ended December 31, 2018, is expected to be approximately $20,000. The aggregate fees billed by our principal accountants for preparation of tax returns and tax consultations for the fiscal year ended December 31, 2017, were approximately $100,000.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

Our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditors.  The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors.  All services and fees paid to PricewaterhouseCoopers LLP, including tax fees, for the fiscal year ended December 31, 2018 were pre-approved by the Audit Committee.  On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested.  The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors for specific projects.  On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.  The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of Plante & Moran PLLC as our independent registered accounting firm for the current fiscal year.

Recommendation

The Board recommends that stockholders vote FOR Proposal 5.  If not otherwise specified, proxies will be voted FOR Proposal 5.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report and Compensation Committee Report shall not be deemed to be “Soliciting Material,” and are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT

The Board has appointed the members of the Audit Committee.  The Audit Committee is governed by a charter that the Board approved and adopted and which is reviewed and reassessed annually by the Audit Committee.  The Audit Committee is comprised of three independent directors.

The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company’s financial reporting, accounting systems and processes, and internal controls.

Management is responsible for the preparation and integrity of the Company’s financial statements and for the design and maintenance of an effective internal control environment over financial reporting.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  The Audit Committee has independently met and held discussions with management and the Company’s independent registered public accounting firm.

In the discharge of its responsibilities, the Audit Committee has:

(1)         Reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accounting firm;

(2)         Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committee as adopted by the Public Company Accounting Oversight Board, including the quality (in addition to acceptability), clarity, consistency, and completeness of the Company’s financial reporting;

(3)         Received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee; and

(4)         Discussed with the Company’s independent registered public accounting firm the independent accounting firm’s independence.

Based on its reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and report on internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

AUDIT COMMITTEE

Mark A. Lettes, Chair
Ricardo M. Campoy
Gregory P. Raih

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this report with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

COMPENSATION COMMITTEE

Ricardo M. Campoy, Chair
Mark A. Lettes
Gary A. Loving

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ricardo M. Campoy, Mark A. Lettes, and Gary A. Loving served as the members of our Compensation Committee during 2018.  None of the members of the Compensation Committee are or have been, during 2018 or at any other time, officers or employees of the Company.  We do not have any interlocking relationships between any member of our Compensation Committee or Board and any of our executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our executive compensation program.  It describes the philosophy and objectives of our executive compensation program and how we applied those objectives in compensating our executive officers during 2018.  For 2018, our “named executive officers,” or NEOs, included the following individuals:

•                  Bruce D. Hansen, Chief Executive Officer/Chief Financial Officer or CEO/CFO;

•                  Robert I. Pennington, Chief Operating Officer or COO;

•                  R. Scott Roswell, Chief Legal Officer or CLO; and

•                  Amanda J. Corrion, Principal Accounting Officer or PAO.

Our executive team is key to the Company’s achievement of its business strategy.  Our executives were carefully selected, and retained, as a result of their significant experience in mine development, project financing, and operations, to lead the implementation of our business strategy.

Executive Summary

Our Business Strategy

Our corporate strategy has been and remains to acquire and develop highly profitable advanced stage mineral deposits.  Our corporate objective is to profitably develop and operate the Mt. Hope Project and to complete our evaluation and commence development of the Liberty Project.  Presently, we are focused on working cooperatively with federal and state of Nevada regulatory agencies to reobtain necessary water permits for the Mt. Hope Project and the reissuance of a Record of Decision (“ROD”) from the Bureau of Land Management (“BLM”) following actions taken by the Nevada Supreme Court and the federal appellate court, described below, advancing exploration of copper, silver and zinc at the Mt. Hope Project site and advancing our efforts to obtain financing required to complete the development of the Mt. Hope Project, while at the same time conserving our cash resources until such financing is received.

Developments During 2018

AMER International Group

The Amended Investment and Securities Purchase Agreement (“AMER Purchase Agreement”) and other agreements between AMER International Group (“AMER”) and the Company remain in place, affirming continuation of the strategic partnership formed between the Company and AMER to assist in obtaining full financing for the Mt. Hope Project.

Cash Conservation

With the success of our ongoing relationship with AMER, we are able to continue into our sixth year of cash conservation while our executives work aggressively to manage expenses and preserve liquidity as we seek opportunities to support financing options for the Mt. Hope Project, and evaluate potential business development opportunities with AMER.  Our cash conservation efforts have reduced planned expenditures to approximately $1.2 million a quarter for corporate and Liberty Project spend.

The cash conservation efforts at the Mt. Hope Project have reduced planned expenditures that maximize our financial flexibility and ensures readiness to seek and establish financing for the restart of construction activities. The continuation of the Company’s cash conservation programs maintain current liquidity by reducing engineering, administrative and procurement expenses, and trimming our G&A expenditures at the Mt. Hope Project to approximately $1.2 million per quarter. Coupled with other cash management efforts, we have successfully extended the EMLLC Reserve Account to fund ongoing care and maintenance costs for the Company and its EMLLC joint venture partner, POS-Minerals Corporation, into 2021.

The efforts of our executive officers have been instrumental in managing ongoing cost reduction programs to maintain continuity of employees and liquidity during efforts to secure permitting and to achieve project financing for the Mt. Hope Project upon a stable increasing molybdenum price.  The Company feels that the management of its liquidity, retention of key personnel and cooperation from our vendor partners is critical to maintaining the Mt. Hope Project as one of the world’s best and largest undeveloped molybdenum projects.

Mt. Hope Permitting Update.

As discussed more fully in our annual and quarterly reports, the legal challenges of the Record of Decision (“ROD”) approving our Plan of Operations and Environmental Impact Statement (“EIS”) had been on appeal to the U.S. Court of Appeals for the Ninth Circuit (“Ninth Circuit”) until December 28, 2016 when the Ninth Circuit issued its Opinion rejecting many of the arguments raised by the Plaintiffs challenging the Mt. Hope Project’s EIS completed for the Mt. Hope Project, but issued a narrow reversal of the BLM’s findings related to air quality analysis and the potential of public water reserves.  In 2018, as in 2017, we worked closely with the BLM to complete updated air quality analysis, including application to potential cumulative impacts of the project.  Additionally, we completed work with the BLM to address questions posed by the Ninth Circuit concerning the potential existence of public water reserves in the project area and whether such reserves, if any, are exempted on federal law.  The Company is confident in the BLM’s process and looks forward to completing the necessary public review to receive a new ROD for the eventual construction and operation of the Mt. Hope Project.

Water Rights Considerations

Again, as discussed more fully in our annual and quarterly reports, the Nevada Supreme Court in separate opinions issued in September 2017 upheld the Decision of the Nevada District Court vacating the water permits and vacating the Mitigation, Management and Monitoring plan (“3M Plan), as well as denying water applications from the Nevada State Engineer’s Ruling 6127, and in its December 2017 denied Eureka County’s Writ which had delayed action on our new change applications for water at the Mt. Hope Project.  In 2018, we successfully settled disputed protests with Eureka County and the Diamond Natural Resources Protection & Conservation Association, a Nevada non-profit corporation (“DNRPCA”) during the September hearing before the Nevada State Engineer concerning our request for approval of change applications for water that had been filed in 2015 and 2016 during the pendency of the Nevada Supreme Court’s review.  The 8 day hearing continued against protest filed by the Etcheverry family and its cattle company (“Etcheverry”) and was completed on September 21, 2018.  At the hearing, the Company provided expert testimony of its ability to successfully augment any potential impacts to senior water rights in Kobeh Valley, including protest complaints raised by Etcheverry that could result from the Mt. Hope Project’s water use. We continue efforts to resolve the Etcheverry protest issues.  As of April 25, 2019, the Nevada State Engineer has not issued his Decision.  We anticipate a successful outcome from the hearing and issuance of our water permits.  The Decision of the Nevada State Engineer by statute must be issued within 240 days from receipt of the transcript of the hearing, or approximately in early June, 2019.   Our executives are intimately involved in legal strategy to preserve our water use for the project.

Executive Compensation Philosophy and Objectives

Because of our modest size, stage of development and our ongoing cash conservation efforts, our executive compensation for 2018 was again reduced, and has been reduced further for 2019.  Historically, our executive compensation program contained three primary elements: base salary, annual cash incentives, and long-term equity incentives, which are divided between performance based and time/retention based equity incentives. With ongoing cash conservation, we did not award any annual cash incentives or grant any long-term equity incentives in 2018 (except for retention awards granted in January 2018 of restricted stock units), and significantly reduced base salary to our CEO/CFO, COO and CLO in December 2018, as discussed below.

When project financing is obtained to construct and operate the Mt. Hope Project, we anticipate that we will reinstate pre-reduction base salaries and make positive adjustments to the compensation packages for our executive officers.  In the interim, the committee continues to balance cost reductions with compensation to our executive officers.

Our Executive Compensation Process

Role of Compensation Committee and Executive Officers

Our Compensation Committee has overall responsibility for (1) establishing, overseeing and evaluating the compensation philosophy, policies and plans for non-employee directors and executive officers, (2) making recommendations to the Board regarding director compensation and (3) reviewing the performance and determining the compensation of our CEO and the other executive officers.  The committee oversees the administration of our equity incentive plans, reviews and approves any employment, severance or change in control agreements and performs other functions set forth in its charter.

In carrying out its responsibilities, the committee works with members of our management team, including our CEO/CFO, and consults with legal counsel and has consulted with independent compensation consultants, when it deems appropriate.  The management team assists the committee by providing information on Company and individual performance, market data and management’s perspective and recommendations on compensation matters.  Although the committee solicits and reviews management’s recommendations, the committee considers management’s recommendations as merely one factor in making compensation decisions for our executive officers.  The committee regularly reports to, and sometimes consults with, our Board on the results of its reviews and any actions it takes or proposes to take with respect to compensation policies and executive officer compensation decisions.

Role of Compensation Consultant

As a result of ongoing cost reduction efforts first implemented in the third quarter of 2013 and continuing throughout 2018 and into 2019, the Committee did not retain or use an outside compensation consultant, as no increases were made to the named executives’ compensation throughout 2018.

Peer Group

Historically, one of the purposes of the committee in hiring a compensation consultant, was to assist the committee in comparing our executive compensation program with executive compensation programs of peer companies.  In 2012, the committee, with the assistance of Towers Watson, selected designated peer group companies consisting of North American companies primarily engaged in the hard rock mining of metals and coal mining, as well as other general industry companies, to use for comparison.  With the implementation of the cost reduction program beginning in September 2013 and continuing throughout 2018 and into 2019, the committee did not complete an analysis to update the 2012 peer group.  The committee will review the 2012 peer group analysis and update the benchmark analysis at the expiration of the cost reduction program, if appropriate.

Elements of Compensation and 2018 Compensation Decisions

Our compensation program historically had three primary elements:  base salary, annual cash incentive awards and long-term equity-based incentives, though no cash incentive awards or long-term equity (excluding retention RSU grants made in January 2018) were awarded in 2018, as a result of ongoing cash conservation.  Our executive officers also participate in employee benefits that are generally available to all of our employees.  Each of these primary elements is discussed in further detail below.

I.                                        Base Salary

Base salary represents the fixed portion of our executive officers’ compensation and is an important element of compensation to attract, retain and motivate experienced executives.  Though we did not increase, rather significantly reduced our executives’ base salary in 2018, we have historically considered:

•                  Performance and experience,

•                  Scope of their responsibilities,

•                  Competitive market compensation data for similar positions,

•                  Seniority of the individual, and

•                  Ability to replace the individual.

Again, at its December 2018 meeting the compensation committee, with the recommendation of management, approved the deepening of salary reductions for 2019.  Mr. Hansen salary was reduced an additional 40%, Mr. Pennington’s salary was reduced an additional 20% and Mr. Roswell’s salary was reduced an additional 5%.  As Ms. Corrion was named principal accounting officer in May 2017, her salary was not included in the ongoing salary reduction program, but no changes were made to her base salary in connection with the appointment.

Name	2016 Annual Base Salary ($)	2016-Dec 2018 Reduced Annual Base Salary ($)	Dec 2018 Reduced Annual Base Salary ($)
Bruce D. Hansen	$550,000	412,500	247,500
Robert I. Pennington	$297,000	237,600	190,800
R. Scott Roswell	$265,700	255,000	242,250
Amanda J. Corrion	—	155,000	155,000

II.                                   Annual Incentive Awards

Historically, our executive officers have had the opportunity to earn annual incentive awards in the form of a cash incentive award for achievement of corporate and individual goals and objectives.  Annual incentive awards have traditionally been paid to executive officers to recognize specific accomplishments and overall performance, as determined by the committee in its discretion.  No annual incentive awards were granted in 2018 (excluding retention RSU grants made in January 2018).

Although we target annual cash pay, the committee retains full discretion to adjust annual incentive awards based on its collective judgment of the CEO’s and executives’ achievement of business milestones and individual objectives.  For 2018, all potential grants of annual incentive awards for our named executive officers were determined by the committee in December 2017, in its discretion, based on achievement of the following business and individual objectives:

Corporate Business Goals	Weight
1. Liquidity & Financing	15%
2. Strategic/Alternative Opportunities	50%
3. Engineering and Construction	5%
4. Permitting, Environmental & Water Rights	20%
5. Safety & Health	5%
6. Administration	5%

As a result of the ongoing efforts to obtain project financing for the Mt. Hope Project and continuing cash conservation efforts the committee reviewed the business goals listed above, and determined as a result of the continuation of cost reduction programs to again not grant any 2018 cash incentive awards.  As a result 2018 actual total annual cash compensation was as follows:

Name	2018 Reduced Base Salary ($)	2018 Annual Incentive Award ($)	2018 Cash Stay Incentive Award ($)	2018 Annual Cash Compensation ($)
Bruce D. Hansen	$247,500	$—	$—	$247,500
Robert I. Pennington	190,800	—	—	190,800
R. Scott Roswell	242,250	—	—	242,250
Amanda J. Corrion	155,000	—	—	155,000

III.                              Long-Term Equity Incentives

As a company with limited financial resources, long-term equity awards are historically a significant element of our executive compensation program, and critical to the ongoing retention of our executives.  No equity awards were granted in 2018 as a result of ongoing cash conservation efforts (excluding retention RSU grants made in January 2018).

Executive Compensation for 2018

The Compensation Committee formally reviews all aspects of the executive compensation program throughout the year and has the authority to make adjustments based on its collective judgment.  When considering adjustments to the executive compensation program, the Compensation Committee takes into account the following factors during its decision making process:

(1)         Company performance;

(2)         Executive compensation and governance best practices;

(3)         NEOs achievement of the Company’s annual and long-term business milestones and individual performance objectives, and

(4)         Shareholder feedback via “Say on Pay” voting results.

As a result of the support that the Company’s 2011 — 2018 “Say on Pay” proposals received from stockholders, the Company’s compensation policies and decisions remained consistent with our objectives to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders and to reward our executives when they have achieved our business objectives.  In large part, our executive compensation decisions for 2018 were hampered by the ongoing difficulty of efforts to seek and obtain project financing with depressed molybdenum prices and reversal of our water permits, the December 2016 court ruling vacating the ROD, the ongoing suspension of pre-construction activities at the Mt. Hope Project, and the necessity to continue cost reductions and further base salary compensation reductions.

Further Significant Reductions to Base Salary in December 2018.  Back in 2012, our NEO salaries ranged from 90% to 95% of the median base salary for our peer group, and as a result, the Compensation Committee did not approve any base salary increases for 2013.  With the implementation of the cost reduction programs beginning in 2013 and continuing into 2019 discussed above, our NEOs have received 9% - 55% reductions in base cash salary compensation.  As Ms. Corrion was named principal accounting officer in May 2017, her salary was not included in the ongoing salary reduction program.

No 2018 Annual Cash Incentive Awards.  With the continuation of the Company’s cost reduction program, no cash incentive awards were made to our NEOs for 2013, 2014, 2015, 2016, 2017 or 2018 results, except for the 2014 cash retention awards to our named executive officers discussed below under “Stay Incentive Agreements.”

No 2018 Performance Based Equity Awards.  In December 2018, the Compensation Committee again determined not to re-institute the prior annual practice of granting equity based performance awards, as a result of continuing cost reductions.  During

2013, 2014, 2015, 2016, 2017 and again in 2018, there was no annual equity component to our executive compensation program, except for the January 2016, 2017 and 2018 retention awards of restricted stock units to our named executive officers discussed below under “Stay Incentive Agreements.”

Stay Incentive Agreements

2016 Stay Incentive Agreements In December 2015, with the continuation of cash conservation, ongoing suspension of development activities at our projects resulting from the depressed molybdenum market and other factors, the compensation committee reviewed our compensation program for 2016, and authorized a return of the 2013/2014 salary reductions to our named executive officers.  Further, a similar Stay Incentive Program, which included a greater than a 50% reduction in the amount of equity incentives offered in the 2015 Stay Incentive Program, was authorized by the committee and implemented on January 16, 2016 for our named executive officers who remained with the Company through the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in the employment or change of control agreements between the Company and each of our named executive officers); involuntary termination (absent cause); or January 16, 2017.

2017 Stay Incentive Agreements In December 2016, with the continuation of cash conservation, ongoing suspension of development activities at our projects resulting from the depressed molybdenum market and other factors, the compensation committee reviewed our compensation program for 2017, and approved continuation of the 2016 salary reductions to our named executive officers.  Further, a new Stay Incentive Program was authorized by the committee and implemented on January 16, 2017 for our named executive officers who remain with the Company through the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in the employment or change of control agreements between the Company and each of our named executive officers); involuntary termination (absent cause); or January 16, 2018.

Effective January 16, 2018, the following RSU grants vested and shares were issued to our executive officers:  Mr. Hansen — 360,000; Mr. Pennington — 300,000;  Mr. Roswell — 240,000; and Ms. Corrion - 20,000.

2018 Stay Incentive Agreements In December 2017, with the continuation of cash conservation, ongoing suspension of development activities at our projects resulting from the depressed molybdenum market and other factors, the compensation committee reviewed our compensation program for 2018, and approved continuation of the 2017 salary reductions to our named executive officers.  Further, a new Stay Incentive Program was authorized by the committee and implemented on January 16, 2018 for our named executive officers who remain with the Company through the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in the employment or change of control agreements between the Company and each of our named executive officers); involuntary termination (absent cause); or January 16, 2019.  In December 2018, our executive officers agreed to extend the settlement of the January 16, 2019 vested grants six (6) months to July 16, 2019 to assist the Company with anticipated tax liability issues from the executive officers option to receive his/her award net of any individual tax liability, as permitted under the grant agreement and the 2006 Plan.

Effective with the execution of Stay Incentive Agreements on January 16, 2018 the following RSU grants were made to our executive officers, subject to the vesting schedule described above:  Mr. Hansen — 500,000; Mr. Pennington - 400,000; Mr. Roswell — 320,000; and Ms. Corrion 120,000.

Name	2018 Approved Base Salary Reductions ($)	2018 Annual Base Salary ($)	2018 Reduced Annual Base Salary ($)	2017 Stay Incentive RSU Grant	2018 Stay Incentive RSU Grant
Bruce D. Hansen	(25)%	$550,000	$247,500	360,000	500,000
Robert I. Pennington	(20)%	297,000	190,800	300,000	400,000
R. Scott Roswell	(4)%	265,750	242,250	240,000	320,000
Amanda J. Corrion	(0)%	155,000	155,000	20,000	120,000

2019 Stay Incentive Agreements With the continuation of cash conservation, ongoing suspension of development activities at our projects resulting from the depressed molybdenum market and other factors, no Stay Incentive award for 2019 was made by the compensation committee. As noted above, in December 2018, the compensation committee implemented additional base salary reductions for named executive officers for 2019.

Employee Benefits

Our executive officers generally participate in the same employee benefit programs (401(k) plan, health, dental, vision, life, accident and disability insurance) as other employees.  In 2012, the Company initiated an executive physical program with the

University of Colorado Hospital.  The Company covers the cost of the executive officer to participate in the executive physical program.  As a result of ongoing cash conservation efforts, none of our executive officers participated in 2018.

Employment/Change of Control Agreements

In order to attract and retain key executives, the Company has entered into employment agreements with each of its named executive officers.  The current employment agreements for all of our executive officers provide for a term of one-year, subject to a one-year automatic renewal if not terminated earlier upon ninety (90) days’ notice.  Generally, if a change of control occurs and the Company (or its successor) terminates the employment of the named executive officer without cause during the one year period following the closing of the change of control event (a double-trigger arrangement) or the executive terminates employment for good reason, which includes a material diminution of the executive’s duties or compensation; geographic relocation; direction to the executive that would violate local, state, or federal law; or failure of the Company to pay base compensation in a timely manner, the executive is entitled to: (a) a lump sum payment of (i) two (2) times the executive’s annual base compensation (not subject to salary reduction program), (ii) 100% of the executive’s target annual incentive award for one year, and (iii) as to Mr. Hansen, his cash incentive award for major financing, if it had not previously been paid and (b) full vesting of all outstanding stock-based equity awards, if not otherwise accelerated under the provision of a change of control in the Company’s Equity Incentive Plan.  The severance payment is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.

Individual Executive Officers and the CEO

Each of our executive officers is considered individually in the compensation setting process.  In setting cash compensation, the primary factors are the scope of the executive officer’s duties and responsibilities, the executive officer’s performance of those duties and responsibilities, the executive officer’s experience level and tenure with us, and a general evaluation of the competition in the market for key executives with the executive officer’s experience.  Long-term equity incentives are focused largely on retention of our executive officers and matching the financial interests of our executive officers with those of our stockholders.

SUMMARY COMPENSATION TABLE

The following table lists the annual compensation information for the fiscal years 2018, 2017 and 2016 of our Chief Executive Officer/Chief Financial Officer, Chief Operating Officer, Chief Legal Officer and Principal Accounting Officer.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Award (1) ($)	Stock Awards (2) ($)	Option /SAR Awards (2) ($)	All Other Compensation ($)		Total ($)
Bruce D. Hansen (3)	2018	$247,500	$—	$195,000	$—	$19,834	(3)	$462,334
Chief Executive Officer and	2017	412,500	—	108,000	—	19,051	(3)	539,551
Chief Financial Officer	2016	412,500	415,500	21,600	—	19,051	(3)	865,551

Robert I. Pennington (4)	2018	190,800	—	156,000	—	15,188	(5)	361,988
Chief Operating Officer	2017	237,600	—	90,000	—	15,524	(5)	343,124
	2016	237,600	—	18,000	—	15,912	(5)	271,512

R. Scott Roswell (5)	2018	242,250	—	124,800	—	10,942	(6)	377,992
Chief Legal Officer	2017	225,888	—	72,000	—	10,122	(6)	308,010
	2016	225,888	—	14,400	—	13,699	(6)	253,987

Amanda J. Corrion* (6)	2018	155,000	—	46,800	—	10,004	(7)	211,804
Controller and Principal Accounting Officer	2017	155,000	—	6,000	—	8,567	(7)	169,567

*   Ms. Corrion was named Principal Accounting Officer on May 12, 2017.

(1)         No incentive award was approved for 2016, 2017 or 2018, based on the Company’s cost reduction program.  Under the Company’s cash conservation program, cash retention awards were paid to each of the named executive officers on January 15, 2015, with the exception of Mr. Hansen, who deferred payment of his bonus to 2016.

(2)         These amounts do not represent the actual amounts paid to or realized by these individuals.  These amounts represent the aggregate grant date fair value for grants during the fiscal year, computed in accordance with applicable accounting rules (FASB ASC Topic 718), excluding the amount of estimated forfeitures.  For information regarding the assumptions used to calculate the grant date fair value, see Note 9 to the Consolidated Financial Statements contained in our Annual Report on

Form 10-K for the year ended December 31, 2018.  The grant date fair value for restricted stock units granted on January 16, 2016, is $0.18 per share. The grant date fair value for restricted stock units granted on January 16, 2017, is $0.30 per share.  The grant date fair value for restricted stock units granted on January 16, 2018, is $0.39 per share.

(3)         The All Other Compensation amount for Mr. Hansen for 2018 represents $12,750 in Company matching contributions to our 401(k) plan and $7,084 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Hansen for 2017 represents $12,750 in Company matching contributions to our 401(k) plan and $6,301 in group term life insurance premiums paid by the Company. The All Other Compensation amount for Mr. Hansen for 2016 represents $12,750 in Company matching contributions to our 401(k) plan and $6,301 in group term life insurance premiums paid by the Company.

(4)         The All Other Compensation amount for Mr. Pennington for 2018 represents $10,427 in Company matching contributions to our 401(k) plan and $4,761 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Pennington for 2017 represents $11,663 in Company matching contributions to our 401(k) plan and $3,861 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Pennington for 2016 represents $12,051 in Company matching contributions to our 401(k) plan and $3,861 in group term life insurance premiums paid by the Company.

(5)         The all other compensation amount for Mr. Roswell for 2018 represents $7,790 in company matching contributions to our 401(k) plan and $3,152 in group term life insurance premiums paid by the company.  The All Other Compensation amount for Mr. Roswell for 2017 represents $7,753 in Company matching contributions to our 401(k) plan and $2,369 in group term life insurance premiums paid by the Company.  The all other compensation amount for Mr. Roswell for 2016 represents $11,366 in company matching contributions to our 401(k) plan and $2,333 in group term life insurance premiums paid by the Company.

(6)         The All Other Compensation amount for Ms. Corrion for 2018 represents $7,750 in Company matching contributions to our 401(k) plan and $2,254 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Ms. Corrion for 2017 represents $7,589 in Company matching contributions to our 401(k) plan and $978 in group term life insurance premiums paid by the Company.

GRANTS OF PLAN-BASED AWARDS

Historically, we have issued stock options, stock appreciation rights, restricted stock and restricted stock unit awards to our executive officers and key employees as part of our compensation plans under our equity incentive plans.  See “Equity Compensation Plan Information.”  The purpose of the 2006 Plan is to provide us with a greater ability to attract, retain, and motivate our officers, directors and key employees.  In keeping with our cash conservation efforts, we only used the 2006 Plan to provide stay incentive RSU grants, and on January 16, 2018, as outlined below, such grants were made to our executive officers and to other senior managers of the Company.

Name	Restricted Stock Units Awarded (#)	Market Value at Grant ($)
Bruce D. Hansen	500,000	$195,000
Robert I. Pennington	400,000	156,000
R. Scott Roswell	320,000	124,800
Amanda J. Corrion	120,000	46,800

For 2019, no stay incentive RSU grants were awarded.

Our 2006 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units and stock appreciation rights, which may be granted to our employees (including officers), directors and consultants.  Each award is subject to an agreement between the Company and the recipient of the grant reflecting the terms and conditions of the award.  Subject to the terms of the 2006 Plan, the Compensation Committee establishes grant dates, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting.  The Compensation Committee, in accordance with the 2006 Plan, sets the option exercise price, and, if applicable, the strike price for stock appreciation rights, in each case based on the closing price of the Company’s common stock on the date of the grant.

Compensation Arrangements and Employment Agreements

The material terms of our NEOs annual compensation, including base salaries, cash incentive awards, our equity granting practices and employment, change in control and stay bonus agreements are described in our “Compensation Discussion and Analysis — Elements of Compensation and 2017 Compensation Decisions — Stay Agreements” and “Employment Agreements and Stay Agreements” sections of this proxy statement.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table provides information with respect to outstanding stock options/SARs, restricted stock awards and restricted stock units held by our named executive officers as of December 31, 2018.

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options/SARs (1) (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (1) (#)		Option /SAR Exercise Price (2) ($)	Option /SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bruce D. Hansen				90,000	(3)	5.49	10/17/2025
										30,000	(3)	6,600
				140,000	(4)	3.28	10/17/2025
										50,000	(4)	1,000
				56,003	(5)	3.72	10/17/2025
				56,004	(6)	3.72	10/17/2026
										18,481	(5)	4,066
										18,481	(6)	4,066
				56,003	(7)	3.72	10/17/2025
				56,004	(8)	3.72	10/17/2026
										18,481	(7)	4,066
										18,481	(8)	4,066
										500,000	(9)	110,000

Robert I. Pennington				40,000	(3)	5.49	10/17/2025			13,500	(3)	2,970
				60,000	(4)	3.28	10/17/2025
										22,000	(4)	1,597
				28,002	(5)	3.72	10/17/2025
				28,002	(6)	3.72	10/17/2026
										9,240	(5)	2,033
										9,241	(6)	2,033
				28,002	(7)	3.72	10/17/2025
				28,002	(8)	3.72	10/17/2026
										9,240	(7)	2,033
										9,241	(8)	2,033
										400,000	(9)	88,000
										145,000	(10)	31,900

R. Scott Roswell				27,000	(3)	5.49	10/17/2025			9,000	(3)	1,980
				43,000	(4)	3.28	10/17/2025
										14,000	(4)	3,080
				20,365	(5)	3.72	10/17/2025
				20,365	(6)	3.72	10/17/2026
										6,720	(5)	1,478
										6,721	(6)	1,479
				20,365	(7)	3.72	10/17/2025
				20,365	(8)	3.72	10/17/2026
										6,720	(7)	1,478
										6,721	(8)	1,479
										320,000	(9)	17,424

Amanda J. Corrion	944	(13)				1.15	12/11/2019
	945	(11)				3.72	12/12/2019
	1,286	(12)				3.28	12/16/2019
	945	(13)				1.15	12/11/2020
	945	(11)				3.72	12/12/2020
	945	(13)				1.15	12/16/2021
										120,000	(9)	26,400

(1)	All of the awards were made under the 2006 Plan.

(2)	The option/SAR exercise price is the closing market price of the stock on the day of the grant.

(3)

Performance SARs and restricted stock units were granted on December 16, 2010 and are scheduled to vest at the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 30, 2018 of $0.22 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(4)

Performance SARs and restricted stock units were granted on December 15, 2011 and are scheduled to vest at the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 30, 2018 of $0.22 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(5)

Performance SARs and restricted stock units were granted on December 12, 2012 and are scheduled to vest at the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 30, 2018 of $0.22 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(6)

Performance SARs and restricted stock units were granted on December 12, 2012 and are scheduled to vest one year following the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 30, 2018 of $0.22 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(7)

Performance SARs and restricted stock units were granted on December 11, 2013 and are scheduled to vest at the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 30, 2018 of $0.22 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(8)

Performance SARs and restricted stock units were granted on December 11, 2013 and are scheduled to vest one year following the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 30, 2018 of $0.22 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(9)

Performance restricted stock units were granted on January 16, 2018 and vested on January 15, 2019. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 30, 2018 of $0.22 by the number of shares granted, which assumes that all performance goals for the shares are achieved.

(10)

An award of 165,000 shares of restricted stock was granted on October 19, 2007. During 2008, 10,000 shares of restricted stock vested upon satisfaction of the engineering and procurement phase 1 goal. During 2009, 10,000 shares of restricted stock vested upon satisfaction of the engineering and procurement phase 2 goals. The remaining shares are scheduled to vest based upon the achievement of designated performance goals. In addition, 30,000 shares will vest upon attainment of the construction completion goal, 30,000 shares will vest upon satisfying the cost of contracted construction goal, 35,000 shares (17,500 each) will vest upon satisfying the commissioning phase 1 and phase 2 goals and the remaining 50,000 shares will vest based upon satisfying the specified production goal within six months of initial start-up. The Company may adjust the timing of completion of the goals to accommodate changes in the schedule as a result of environmental permitting or financial considerations. The market value of the stock award was determined by multiplying the closing market price of a share of our common stock on December 30, 2012 of $0.22 by 145,000 shares, which assumes that all performance goals for the shares are achieved.

(11)	SARs were granted on December 12, 2012 with 945 vested on December 12, 2014 and 945 on December 12, 2015.

(12)	SARs were granted on December 15, 2011 and vested on December 15, 2014.

(13)	SARs were granted on December 11, 2013 with 944 vested on December 11, 2014, 945 on December 11, 2015 and 945 on December 11, 2016.

OPTION/SAR EXERCISES AND STOCK VESTED DURING 2018

	OPTION/SAR AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Bruce D. Hansen	—	—	360,000	$140,400
Robert I. Pennington	—	—	300,000	117,000
R. Scott Roswell	—	—	240,000	93,600
Amanda J. Corrion	—	—	20,000	7,800

(1)         Amount reported represents the closing price of our common stock, as reported on the NYSE American, on each vesting date, multiplied by the number of shares vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential payments upon termination or change in control for Mr. Hansen, Mr. Pennington, Mr. Roswell and Ms. Corrion are set forth in their respective employment agreements, described below.

In the event of a change in control as defined in our 2006 Plan, all outstanding options and other stock awards under the plans may be assumed, continued or substituted by any surviving or acquiring entity.  If the surviving or acquiring entity elects not to assume, continue or substitute the awards, the vesting of such awards held by award holders whose service with us or any of our affiliates has not terminated will be accelerated, the awards will be fully vested and exercisable immediately prior to the consummation of the transaction and the stock awards will automatically terminate upon consummation of the transaction if not exercised prior to such event.

Employment Agreements and Stay Agreements

The following is a summary of the employment agreements that were in effect between us and each of our named executive officers during the last fiscal year.

Bruce D. Hansen.  On January 30, 2007, we entered into an employment agreement with Mr. Hansen to serve as our Chief Executive Officer for a term of three years.  Mr. Hansen’s agreement was subsequently amended and restated effective January 1, 2012, to extend the term of the agreement to terminate automatically on the earlier of (1) the one-year anniversary of the date on which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and (2) December 31, 2015; and to eliminate the single-trigger change of control arrangement.  Effective January 1, 2016 the employment agreement of Mr. Hansen was amended and restated to provide for a term of one-year, subject to an automatic one-year renewal if not terminated earlier upon ninety (90) days’ notice.  The following is a description of the terms of his agreement, as in effect on December 31, 2018.

Under the terms of the agreement, as amended, Mr. Hansen’s base salary is $550,000, which was temporarily reduced to $412,500 in September 2013 and re-instated effective January 16, 2015 and was again reduced to $412,500 in January 2016 and continued to be reduced through 2016, 2017 and into 2018.  On December 1, 2018, Mr. Hansen’s base salary was further reduced by 40% to $247,500.  Mr. Hansen is eligible to receive a discretionary cash incentive payment in an amount, if any, as determined by the Board from time to time.  Upon the completion of an equity or debt financing that raises sufficient capital to commence production at the Mt. Hope Project, Mr. Hansen remains entitled to a cash payment of $1,000,000.  If a “change of control” occurs and the Company (or its successor) terminates the employment of Mr. Hansen without cause during the one-year period following the close of the change of control event (a double-trigger arrangement) or Mr. Hansen terminates his employment for good reason, which includes a material diminution of his duties or compensation, geographic relocation; a direction to violate local, state or federal law; or a failure of the Company to pay base compensation in a timely manner, Mr. Hansen would be entitled to receive a payment equal to two years of annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction), one year target annual incentive compensation, and full vesting of all outstanding unvested stock-based equity awards, if not otherwise accelerated under the provisions of a “change of control” in the Company’s Equity Incentive Plan.  In addition, he will be paid the cash incentive award of $1,000,000 for major financing if it has not previously been paid.  In the event the Company terminates Mr. Hansen’s employment without cause, independent of a “change of control”, Mr. Hansen would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to six (6) months of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  If Mr. Hansen terminates his employment for “good reason” as described above, independent of a “change of control”, Mr. Hansen would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to six (6) months of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  Each of the described severance payments is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.

On September 7, 2013 we entered into a Salary Reduction and Stay Incentive Agreement (“Stay Agreement”) with Mr. Hansen.  With the Stay Agreement, Mr. Hansen and the Company agreed to reduce Mr. Hansen’s base salary to $412,500 for the term of the Stay Agreement, and provided for a Stay Incentive Award of $412,500 and a Restricted Stock Unit (“RSU”) award of 245,536 RSUs if Mr. Hansen remains continuously employed through the End Date, as defined therein.  The Stay Agreement provided that it would end on the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors; a Change of Control (as defined in Mr. Hansen’s employment agreement; involuntary termination (absent cause); or January 15, 2015.  On January 16, 2015, we entered into a First Amendment to Salary Reduction and Stay Incentive Agreement with Mr. Hansen, effective as of January 14, 2015.  Pursuant to this amendment, the Company agreed to grant 392,904 RSUs to Mr. Hansen, in consideration for Mr. Hansen’s agreement to extend the payment of his $412,500 2014 cash incentive bonus under his Stay Agreement to January 16, 2016.  These awards vested and were paid to Mr. Hansen on January 15, 2016.  Effective January 16, 2016, we agreed to grant Mr. Hansen 120,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2016 through January 15, 2017.  These awards vested and were issued to Mr. Hansen on January 16, 2017.  Effective January 16, 2017, we agreed to grant Mr. Hansen 360,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2017 through January 16, 2018.  These awards vested and were issued to Mr. Hansen on January 16, 2018.  Lastly, effective January 16, 2018, we agreed to grant Mr. Hansen 500,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2018 through January 16, 2019.  Effective December 1, 2018, Mr. Hansen entered into an Amendment to the Restricted Stock Unit Agreement from the 2018 Stay Incentive Agreement agreeing to extend from thirty days to six months from the January 16, 2019 vesting date of the stock award, that such shares shall be issued.

Robert I. Pennington.  On October 5, 2007, we entered into an offer letter agreement with Robert I. Pennington pursuant to which Mr. Pennington served as our Vice President of Engineering and Construction and was named our Chief Operating Officer in January 2012.  Pursuant to the terms of this agreement, as amended, Mr. Pennington was paid a base salary of $200,000 per year in 2007, plus eligibility for a performance based annual incentive award.  Mr. Pennington’s base salary was subsequently increased to $297,000, which was temporarily reduced to $237,600 in September 2013 and re-instated effective January 16, 2015 as discussed in the next paragraph.  Mr. Pennington received an option to purchase 150,000 shares of common stock under the 2006 Plan, all of which are fully vested.  In addition, Mr. Pennington is also eligible to receive up to 165,000 shares of restricted common stock upon reaching certain pre-determined goals relating to the Mt. Hope Project, of which 20,000 shares have vested and been issued to Mr. Pennington.  In January 2012, we entered into a Change of Control Severance, Confidentiality and Non-Solicitation Agreement, which was superseded by an Employment Agreement entered into with Mr. Pennington effective December 12, 2012 to which the term of the agreement will terminate automatically on the earlier of (1) the one-year anniversary of the date on which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and (2) December 31, 2016.  Effective January 1, 2016 the employment agreement of Mr. Pennington was amended and restated to provide for a term of one-year, subject to an automatic one-year renewal if not terminated earlier upon ninety (90) days’ notice.  The following is a description of the terms of his agreement, as in effect on December 31, 2018.

Under the terms of the agreement, as amended, Mr. Pennington’s base salary is $297,000, which was temporarily reduced to $237,600 in September 2013 and re-instated effective January 16, 2015 and was again reduced to $237,600 in January 2016 and continued to be reduced through 2016, 2017 and into 2018.  On December 1, 2018, Mr. Pennington’s base salary was further reduced by 20% to $190,800.  Mr. Pennington is eligible to receive a discretionary cash incentive payment in an amount, if any, as determined by the Board from time to time.  If a “change of control” occurs and the Company (or its successor) terminates the employment of Mr. Pennington without cause during the one-year period following the close of the change of control event (a double-trigger arrangement) or Mr. Pennington terminates his employment for good reason, which includes a material diminution of his duties or compensation, geographic relocation; a direction to violate local, state or federal law; or a failure of the Company to pay base compensation in a timely manner, Mr. Pennington would be entitled to receive a payment equal to two years of annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction), one year target annual incentive compensation, and full vesting of all outstanding unvested stock-based equity awards, if not otherwise accelerated under the provisions of a “change of control” in the Company’s Equity Incentive Plan.  In the event the Company terminates Mr. Pennington’s employment without cause, independent of a “change of control”, Mr. Pennington would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to six (6) months of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  If Mr. Pennington terminates his employment for “good reason” as described above, independent of a “change of control”, Mr. Pennington would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to six (6) months of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  Each of the described severance payments is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.

On September 7, 2013 we entered into a Salary Reduction and Stay Incentive Agreement (“Stay Agreement”) with Mr. Pennington.  With the Stay Agreement, Mr. Pennington and the Company agreed to reduce Mr. Pennington’s base salary to $237,600 for the term of the Stay Agreement, and provided for a Stay Incentive Award of $148,500 and a Restricted Stock Unit (“RSU”) award of 88,393 RSUs if Mr. Pennington remained continuously employed through the End Date, as defined therein.  The Stay Agreement provided that it would end on the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors; a Change of Control (as defined in Mr. Pennington’s employment agreement); involuntary termination (absent cause); or January 15, 2015.  These awards vested and were paid to Mr. Pennington on January 15, 2015.  Effective January 14, 2015, we agreed to grant Mr. Pennington 212,168 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2015 through January 15, 2016.  These awards vested and were awarded to Mr. Pennington on January 15, 2016.  Effective January 16, 2016, we agreed to grant Mr. Pennington 100,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2016 through January 15, 2017.  These awards vested and were issued to Mr. Pennington on January 15, 2017.  Effective January 16, 2017, we agreed to grant Mr. Pennington 300,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2017 through January 16, 2018.  These awards vested and were issued to Mr. Pennington on January 16, 2018.  Lastly, effective January 16, 2018, we agreed to grant Mr. Pennington 400,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2018 through January 16, 2019.  Effective December 1, 2018, Mr. Pennington entered into an Amendment to the Restricted Stock Unit Agreement from the 2018 Stay Incentive Agreement agreeing to extend from thirty days to six months from the January 16, 2019 vesting date of the stock award, that such shares shall be issued.

R. Scott Roswell.  On August 17, 2010, we entered into an offer letter agreement with R. Scott Roswell pursuant to which Mr. Roswell served as our Corporate Counsel and Vice President of Human Resources and was named our Chief Legal Officer in October 2015.  On January 1, 2012, we entered into a Change of Control Severance, Confidentiality and Non-Solicitation Agreement with Mr. Roswell, which included the same definition of change of control as the agreements for Messrs. Hansen and Pennington.  In December 2015, we approved a 2016 salary increase for Mr. Roswell to $265,750 inclusive of his additional responsibilities associated with the resignation of our former Director of Investor Relations, which consistent with similar treatment of our other named executive officers was then subject to a salary reduction of 15% to $225,888, which continued through 2016 and is continuing into 2017.  On January 16, 2016 we entered in Employment Agreement, and with its effectiveness, terminated the Change of Control Severance, Confidentiality and Non-Solicitation Agreement.  Consistent with the other named executive officers, the January 16, 2016 Employment Agreement of Mr. Roswell provides for a term of one-year, subject to an automatic one-year renewal if not terminated earlier upon ninety (90) days’ notice.  The following is a description of the terms of his agreement, as in effect on December 31, 2016.

Under the terms of the agreement, as amended, Mr. Roswell’s base salary is $265,750, which as discussed above was temporarily reduced to $225,888 in January 2016 and continued to be reduced through 2016 and into 2017, as discussed in the next paragraph.  Effective January 16, 2018, Mr. Roswell’s salary reduction percentage was reduced from 15% to 4% and his temporary reduced annual salary for 2018 was $255,000.  On December 1, 2018, Mr. Roswell’s base salary was further reduced by 5% to $242,250.  Mr. Roswell is eligible to receive a discretionary cash incentive payment in an amount, if any, as determined by the Board from time to time.  If a “change of control” occurs and the Company (or its successor) terminates the employment of Mr. Roswell without cause during the one-year period following the close of the change of control event (a double-trigger arrangement) or Mr. Roswell terminates his employment for good reason, which includes a material diminution of his duties or compensation, geographic relocation; a direction to violate local, state or federal law; or a failure of the Company to pay base compensation in a timely manner, Mr. Roswell would be entitled to receive a payment equal to two years of annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction), one year target annual incentive compensation, and full vesting of all outstanding unvested stock-based equity awards, if not otherwise accelerated under the provisions of a “change of control” in the Company’s Equity Incentive Plan.  In the event the Company terminates Mr. Roswell’s employment without cause, independent of a “change of control”, Mr. Roswell would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to six (6) months of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  If Mr. Roswell terminates his employment for “good reason” as described above, independent of a “change of control”, Mr. Roswell would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to six (6) months of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  Each of the described severance payments is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.

On September 7, 2013 we entered into a Stay Incentive Agreement with Mr. Roswell.  With the Agreement, Mr. Roswell and the Company agreed to provide a Stay Incentive Award of $125,350 and Restricted Stock Unit (“RSU”) Award of 74,613 RSUs if Mr. Roswell remained continuously employed through the End Date, as defined therein.  The Stay Agreement provided that it would end on the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in Mr. Roswell’s Change of Control, Severance, Confidentiality and Non-Solicitation Agreement; involuntary termination (absent cause); or January 15, 2015.  These awards vested and were paid to Mr. Roswell on January 15, 2015.  Effective January 14, 2015, we agreed to grant Mr. Roswell 179,093 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2015 through January 16, 2016.  These awards vested and were paid to Mr. Roswell on January 15, 2016.  Effective January 16, 2016, we agreed to grant Mr. Roswell 80,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2016 through January 16, 2017.  These awards vested and were issued to Mr. Roswell on January 15, 2017.  Effective January 16, 2017, we agreed to grant Mr. Roswell 240,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2017 through January 16, 2018.  These awards vested and were issued to Mr. Roswell on January 16, 2018.  Lastly, effective January 16, 2018, we agreed to grant Mr. Roswell 320,000 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2018 through January 16, 2019.  Effective

December 1, 2018, Mr. Roswell entered into an Amendment to the Restricted Stock Unit Agreement from the 2018 Stay Incentive Agreement agreeing to extend from thirty days to six months from the January 16, 2019 vesting date of the stock award, that such shares shall be issued.

Amanda J. Corrion.  On May 12, 2017 we entered into Employment Agreement with Amanda J. Corrion pursuant to which Ms. Corrion serves as our Principal Accounting Officer.  Consistent with the other named executive officers, the May 12, 2017 Employment Agreement of Ms. Corrion provides for a term of one-year, subject to an automatic one-year renewal if not terminated earlier upon ninety (90) days’ notice.  The following is a description of the terms of her agreement, as in effect on December 31, 2017.

Under the terms of the agreement, Ms. Corrion’s base salary is $155,000.  Ms. Corrion’s salary is not subject to the temporary salary reduction program concerning our other executive officers, but her salary did not change in connection with her appointment as Principal Accounting Officer.  Ms. Corrion is eligible to receive a discretionary cash incentive payment in an amount, if any, as determined by the Board from time to time.  If a “change of control” occurs and the Company (or its successor) terminates the employment of Ms. Corrion without cause during the one-year period following the close of the change of control event (a double-trigger arrangement) or Ms. Corrion terminates her employment for good reason, which includes a material diminution of her duties or compensation, geographic relocation; a direction to violate local, state or federal law; or a failure of the Company to pay base compensation in a timely manner, Ms. Corrion would be entitled to receive a payment equal to two years of annual base salary (determined by applying her base salary immediately preceding the implementation of the salary reduction), one year target annual incentive compensation, and full vesting of all outstanding unvested stock-based equity awards, if not otherwise accelerated under the provisions of a “change of control” in the Company’s Equity Incentive Plan.  In the event the Company terminates Ms. Corrion’s employment without cause, independent of a “change of control”, Ms. Corrion would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to six (6) months of her annual base salary (determined by applying her base salary immediately preceding the implementation of the salary reduction).  If Ms. Corrion terminates her employment for “good reason” as described above, independent of a “change of control”, Ms. Corrion would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to six (6) months of her annual base salary (determined by applying her base salary immediately preceding the implementation of the salary reduction).  Each of the described severance payments is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.

On January 16, 2017, we agreed to grant Ms. Corrion in her capacity as a member of the Company’s senior management as corporate controller, and not an executive officer, 20,000 RSUs, subject to her execution of a Stay Incentive Agreement covering the period from January 16, 2017 through January 16, 2018.  This award remained in place and continued after Ms. Corrion was named an executive officer as Principal Accounting Officer on May 12, 2017, following the resignation of Lee M. Shumway, our former CFO.  These awards vested and were issued to Mr. Corrion on January 16, 2018.  Effective January 16, 2018, we agreed to grant Ms. Corrion 120,000 RSUs, subject to her execution of a new Stay Incentive Agreement covering the period from January 16, 2018 through January 16, 2019. Effective December 1, 2018, Ms. Corrion entered into an Amendment to the Restricted Stock Unit Agreement from the 2018 Stay Incentive Agreement agreeing to extend from thirty days to six months from the January 16, 2019 vesting date of the stock award, that such shares shall be issued.

Change of Control — Employment Agreements

Generally, for purposes of the executive employment agreements, a change of control occurs if:

•                  Any single holder (or group acting in concert) acquires ownership of 50% or more of the outstanding common stock or combined voting power of the Company (under the present capitalization, outstanding stock and voting power is the same).  The following acquisitions are excluded:  (a) acquisition of shares from the Company; and (b) acquisition of shares by the Company or by any employee benefit plan sponsored by the Company; or

•                  There is a business combination (a merger, reorganization, etc.) involving the Company and another company unless substantially all of the holders who owned shares of the Company before the combination own more than half of the shares of the company resulting from the combination in substantially the proportion that they owned our shares and no one (including a group acting in concert) owns more than one-half of the resulting company.  In other words, generally, if we merged with another company and our stockholders owned more than one-half of the resulting company there would not be a change of control.  If they owned less than 50%, a change of control would have occurred; or

•                  The current (incumbent) members of the Company’s Board no longer constitute at least a majority of the Board; provided, however, that an individual that becomes a director whose election or nomination was approved by at least a majority of the directors serving on the incumbent Board is considered as though such individual was a member of the incumbent Board unless the individual assumed the office as a result of an actual or threatened election contest or solicitation of proxies or consents on the person’s behalf; or

•                  All or substantially all of our operating assets are sold to an unrelated party; or

•                  Our stockholders approve a liquidation or dissolution of the Company.

2006 Equity Incentive Plan

In general, under the terms of the 2006 Equity Incentive Plan, in the event of a change in control (as defined in each of the plans), outstanding awards will either be assumed or substituted by the surviving corporation or automatically become fully vested and exercisable for a limited period of time.

Severance and Change in Control Payments

The following is a summary of potential payments payable to our named executive officers upon termination of employment or a change in control of the Company under each circumstance assuming the event occurred on December 31, 2018.  Actual payments would be paid in a lump sum and may be more or less than the amounts described below.  In addition, the Company may enter into new arrangements or modify these arrangements, from time to time, as was done in December 2018.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL ON DECEMBER 31, 2018

The following are estimated payments that would be provided to each of our named executive officers in the event of termination of the named executive officer’s employment assuming a termination date of December 31, 2018.

Name	Base Salary ($)	Incentive Award ($)	Value of Accelerated Vesting of Equity Awards (1) ($)
Bruce D. Hansen (2)
Termination without cause or for good reason as a result of a change of control	$1,100,000	$1,412,500	$215,795
Termination without cause unrelated to change of control	275,000	—	—
Robert I. Pennington (3)
Termination without cause or for good reason as a result of a change of control	594,000	148,500	203,762
Termination without cause unrelated to change of control	148,500	—	—
R. Scott Roswell (3)
Termination without cause or for good reason as a result of a change of control	531,400	132,850	122,061
Termination without cause unrelated to change of control	132,850	—	—
Amanda J. Corrion (3)
Termination without cause or for good reason as a result of a change of control	310,000	77,500	39,600
Termination without cause unrelated to change of control	$77,500	$—	$—

(1)         Amounts are based upon our closing stock price of $0.22 per share on December 31, 2018.  Amount includes the value of accelerated vesting of stock awards; accelerated vesting of SARs and accelerated vesting of stock options, to the extent the option exercise price exceeded the closing stock price of our common stock on December 31, 2018.  The amounts do not include potential exercise of vested stock options.  See the “Outstanding Equity Awards at December 31, 2018” table for information regarding vested stock options.

(2)         Includes a change of control payment equal to two times his base salary, 100% of his annual target incentive payment, and payment of his $1,000,000 major financing award to the extent not already paid.  In the event of his termination without cause he is entitled to a payment equal to two times his base salary.  In the event of his termination for good reason he is entitled to a payment equal to one times his base salary.

(3)        In the event of his/her termination without cause as a result of a change of control, or one year following the closing of the change of control, or election of termination for “good reason” he/she is entitled to two years of his/her base salary, 100% of his annual target incentive payment, and vesting of all of his/her outstanding stock awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders	3,339,935	$1.75	3,460,386	(1)
Total	3,339,935	$1.75	3,460,386

(1)         The aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2006 Equity Incentive Plan cannot exceed 14,600,000, discussed above.  Awards under the 2006 Plan may include incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units and stock appreciation rights.

DIRECTOR COMPENSATION

The following table lists compensation information for fiscal 2018 for our directors and our secretary who were not employees.  Mr. Hansen, who is also our Chief Executive Officer/Chief Financial Officer, does not receive any separate compensation for his service as a director.  Mr. Hansen’s compensation is fully reflected in the Summary Compensation Table and, as appropriate, in the other tables above.

On the recommendation of the Compensation Committee, at its June 16, 2011 meeting the Board approved guidelines for share ownership for directors.  The current guideline amount is equal to a multiplier of four times each director’s individual retainer from the Company.  The Board also set a target of five years for each director to reach his/her ownership guideline level.  As of December 31, 2018, all non-employee Directors had reached their target ownership.  Effective September 7, 2013, we implemented a cost reduction and personnel retention program, which was maintained throughout 2016, 2017 and continued through 2018, which included reductions in base cash compensation for members of the Board of Directors, as well as our executive officers and senior management employees.

Effective December 1, 2018, the Compensation Committee approved an additional 40% reduction to the annual cash retainer and cash meeting fees payable under the Company’s director and secretary compensation program.  These reductions are in addition to the 25% reductions to cash compensation previously implemented in September 2013 as part of the Company’s cash conservation program.  On March 21, 2019, the Compensation  Committee agreed to immediately defer all director and secretary cash compensation for annual retainer and meeting fees until improvement in the Company’s liquidity.

Columns required by SEC rules are omitted where there is no amount to report.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Ricardo M. Campoy	$73,031	$8,250	$81,281
Mark A. Lettes	46,150	8,250	54,400
Gary A. Loving	38,775	8,250	47,025
Gregory P. Raih	39,338	8,250	47,588
Tong Zhang	32,450	8,250	40,700
Michael K. Branstetter (2)	14,500	3,300	17,800

(1)                                 These amounts do not represent the actual amounts paid to or realized by these individuals.  These amounts represent the aggregate grant date fair value for grants during the fiscal year, computed in accordance with applicable accounting rules (FASB ASC Topic 718), excluding the amount of estimated forfeitures.  For information regarding the assumptions used to calculate the grant date fair value, see Note 9 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.  As of December 31, 2018, the aggregate number of shares of our common stock underlying outstanding option awards and the number of shares of restricted stock for each non-employee director and our secretary was zero.

(2)                                 Michael K. Branstetter serves as our secretary.

Director and Secretary Compensation Program

The following table describes the payments to be made by us under our director and secretary compensation program

Director
Annual Retainer	$ 40,000 total paid quarterly in arrears*
Board Meeting Fee	$ 1,000 paid quarterly in arrears*
Audit Committee Chair	$ 10,000 total paid quarterly in arrears*
Other Committee Chairs	$ 5,000 total paid quarterly in arrears*
Board Chair Annual Retainer	$ 80,000 total paid quarterly in arrears (1)*
Committee Meeting Fee	$ 1,000 paid quarterly in arrears*
Sign-on Equity	20,000 shares (2)
Annual Equity	25,000 shares (3)
Resignation Equity	5,000 shares (4)

Secretary
Annual Retainer	$ 20,000 total paid quarterly in arrears*
Annual Equity	10,000 shares (3)

*Effective December 1, 2018, the Compensation Committee approved an additional 40% reduction to the annual cash retainer and cash meeting fees payable under the Company’s director and secretary compensation program.  These reductions are in addition to the 25% reductions to cash compensation previously implemented in September 2013 as part of the Company’s cash conservation program.  On March 21, 2019, the Compensation  Committee agreed to immediately defer all director and secretary cash compensation for annual retainer and meeting fees until improvement in the Company’s liquidity.

(1)                                 Board Chair annual retainer is paid to the Board Chair in lieu of the annual retainer paid to other directors and is cash only.

(2)                                 Represents the number of full-value, fully vested shares of common stock granted upon election to the Board.

(3)                                 Represents the number of full-value, fully vested shares of common stock granted annually on the first business day after January 1.  New directors receive a pro-rated grant, based upon the time of joining the Board (in addition to the Sign-on Equity award).

(4)                                 Represents the number of full-value, fully vested shares granted upon approval by the Compensation Committee if a director is asked to resign.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our policy to enter into or ratify related party transactions only when the Board, acting through the Audit Committee, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Our Audit Committee reviews any transaction involving the Company and a related party (1) prior to the entry by the Company into such transaction, (2) at least once a year after the Company’s entry into the transaction, and (3) upon any significant change in the transaction or relationship.  If advance approval of a related party transaction is not feasible, then, pursuant to our recently amended related party transaction policy, the related party transaction is considered at the Audit Committee’s next regularly scheduled meeting, and if the Audit Committee determines it to be appropriate, is ratified.  For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.  In its review of any related party transactions, the Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable):  the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

Certain types of transactions are pre-approved in accordance with the terms of our recently amended related party transaction policy.  These include, among other things, transactions in which rates or charges are determined by competitive bids or are fixed by law and certain charitable contributions by the Company.

AMER and Tong Zhang

On November 24, 2015, we entered into a Stockholder Agreement (the “Stockholder Agreement”) with AMER in connection with a Tranche 1 closing under an Investment and Securities Purchase Agreement, as amended November 2, 2015 (the “Purchase Agreement”) between us and AMER.

Pursuant to the terms of the Stockholder Agreement, AMER is currently permitted to nominate one member to the Board, as well as additional directors following the completion of Tranche 3 closing under the Purchase Agreement, and drawdown of a senior secured loan, respectively.  The Stockholder Agreement also governs AMER’s acquisition and transfer of shares of the Company’s common stock.  As discussed earlier, AMER designated Mr. Zhang as its nominee for appointment to the Board, and at the December 2015 meeting of the Board, the Board appointed Mr. Zhang as a Class II member.  At the 2018 Annual Meeting, Mr. Zhang, upon the recommendation of the Board, was elected as a Class II member for a three year term expiring in 2021.

In accordance with the Company’s standard director compensation program, on January 4, 2016, Mr. Zhang was issued a sign-on equity grant of 20,000 fully vested shares of the Company’s common stock, a prorated 2015 equity grant of 1,986 fully vested shares of the Company’s common stock, and the 2016 annual equity grant of 25,000 fully vested shares of the Company’s common stock.  In 2017, Mr. Zhang received the annual cash retainer and Board and committee meeting fees as described above under “Director Compensation.”

Bruce D. Hansen CEO/CFO

At a special meeting of the Audit Committee on October 17, 2018, the committee reviewed and approved the participation by Mr. Hansen, a related party, in the October 21, 2018 underwritten public offering of common stock and warrants which raised gross proceeds of approximately $2.3 million.  Mr. Hansen purchased $500,000 in the offering at the public offering price per share and accompanying warrant.

On February 28, 2019, we executed a Securities Purchase Agreement, effective as of March 21, 2019, with certain members of senior management of the Company led by Mr.  Hansen.  Pursuant to this agreement, the purchasers have agreed to  purchase up to $900,000 of convertible shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $100.00 per share.  Each share of the Preferred Stock is convertible at any time at the holder’s discretion into 370.37 shares of our common stock.  The Preferred Stock carries a 5% annual dividend, which may be paid, in our sole discretion, in cash, additional shares of Preferred Stock or a combination thereof.  The Preferred Stock will vote together with the Company’s common stock as a single class on an as-converted basis.  The Preferred Stock is mandatorily redeemable at such time that the Company’s senior convertible promissory notes issued in December 2014 become due and payable in accordance with their terms, as such terms may be modified from time to time.  We may request up to three separate closings of sales of Preferred Stock on or before June 30, 2019.  Each closing may be in an amount up to $300,000 of Preferred Stock and must occur at least 30 days after the previous closing.  On March 28, 2019, $300,000 of Preferred Stock, or 3,000 shares, was issued, including 2,667 shares to Mr. Hansen.  The transaction was reviewed and approved in advance by our Audit Committee.

ADDITIONAL STOCKHOLDER INFORMATION

Stockholder Proposals and Recommendations for Director Nominees for the 2020 Annual Meeting

We anticipate that we will hold our 2020 Annual Meeting of Stockholders within 30 days before or after June 25, 2020.  If you wish to submit a proposal for inclusion in our proxy materials to be circulated in connection with our 2020 Annual Meeting of Stockholders, you must send the proposal to the Company at the address below.  The proposal must be received no later than January 11, 2020 to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting.

For stockholder proposals submitted outside of the process described above, the Company’s bylaws require that advance written notice of a stockholder proposal for matters to be brought before an annual stockholders meeting be received by the Company not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting.  Accordingly, notice of stockholders proposals for the 2020 Annual Meeting must be received by the Company between February 26, 2020 and March 27, 2020.  In addition, among other requirements set forth in the SEC’s proxy rules, you must have continuously held at least $2,000 in market value or 1% of our outstanding stock for at least one year by the date you submit the proposal, and you must continue to own such stock through the date of the meeting.

Stockholder proposals and recommendations for director nominees should be sent to General Moly, Inc. Board of Directors, c/o Corporate Secretary, 1726 Cole Blvd., Suite 115 Lakewood, Colorado 80401.

Householding

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof.  Any such request should be directed to General Moly, Inc. Board of Directors, c/o Corporate Secretary, 1726 Cole Blvd., Suite 115 Lakewood, Colorado 80401 or (303) 928-8599.  Upon request, we will promptly deliver a separate copy.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Annual Report

The Company’s Annual Report on Form 10-K (excluding exhibits) for the year ended December 31, 2018 is being mailed to all stockholders with this proxy statement.  Our Annual Report is part of the proxy solicitation materials for the Annual Meeting.  An additional copy, including exhibits, will be furnished without charge to any stockholder by writing to the Corporate Secretary at the address above.  The Company’s Form 10-K may also be accessed at the Company’s website at www.generalmoly.com, or at SEC’s website at www.sec.gov.

Other Matters

As of the date of this proxy statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.  However, if other matters are properly brought before the Annual Meeting, the proxies will be voted on those matters at the discretion of the proxy holders.

By Order of the Board of Directors,

Bruce D. Hansen
Chief Executive Officer

Lakewood, Colorado
April 29, 2019

ANNEX A

GENERAL MOLY, INC.

2006 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

Approved by the Board of Directors:  May 3, 2019
Approved by the Shareholders:  June   , 2019

1.                                      PURPOSES.

(a)                                 General Purpose.  The Company, by means of the Plan, seeks to retain the services of Eligible Recipients, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and, if applicable, any of the Company’s parents and subsidiaries.  The Plan was initially approved by the Board on October 24, 2006 and by the shareholders on December 13, 2006.  The Plan was subsequently amended by the Board on July 24, 2007 and the amended and restated Plan was approved by the shareholders on October 4, 2007.  The Plan was subsequently amended by the Board of Directors on February 25, 2010 and the amended and restated Plan was approved by the shareholders on May 13, 2010.

(b)                                 Available Stock Awards.  The purpose of the Plan is to provide a means by which Eligible Recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards:  (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock grants, (iv) Restricted Stock Unit grants and (v) Stock Appreciation Rights.

(c)                                  Section 162(m) of the Code.  To the extent that the performance-based exception under Section 162(m) of the Code is inapplicable or otherwise eliminated on account of the Tax Cuts and Jobs Act for fiscal years beginning after December 31, 2017 or otherwise, the provisions relating to such exception herein shall be inapplicable, but only to the extent such exception would not otherwise apply; provided, however, for the avoidance of doubt, compensation resulting from a written binding contract that was in effect on November 2, 2017 and intended to meet the performance-based exception under Section 162(m) of the Code, shall not be materially modified by reason of any amendment and restatement of the Plan and nothing contained herein shall be construed as such a modification or as permitting such a modification.

2.                                      DEFINITIONS.

“Affiliate” means any Parent or Subsidiary of the Company, whether now or hereafter existing.

“Board” means the Board of Directors of the Company.  To the extent the Board has delegated authority to the Committee as provided in Section 3(c), references in the Plan to the Board shall be deemed to include the Committee or subcommittee, as appropriate.

“Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets.  A transaction shall not constitute a Change in Control if its primary purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of two or more members of the Board appointed by the Board in accordance with Section 3(c) of the Plan.

“Common Stock” means the common stock of the Company.

“Company” means General Moly, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, including members of any advisory board constituted by the Company, or (ii) who is a member of the Board of Directors of an Affiliate.  However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

“Continuous Service” means, with respect to Employees, service with the Company or an Affiliate that is not interrupted or terminated.  With respect to Directors or Consultants, Continuous Service means service with the Company, or a Parent or Subsidiary of the Company, whether as a Director or Consultant, that is not interrupted or terminated.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

“Covered Employee” means the chief executive officer and the other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code and the regulations promulgated thereunder from time to time.

“Director” means a member of the Board of Directors of the Company.

“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

“Eligible Recipient” means any Employee, Director or Consultant of the Company or any Employee, Director or Consultant of a Parent or Subsidiary of the Company.

“Employee” means any person employed by the Company or an Affiliate.  Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market

Value of a share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sale was reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board (or the Committee if applicable) deems reliable.  If there are no reported sales on such date, the closing sale price on the last preceding date on which sales were reported.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board (or the Committee if applicable) using a reasonable valuation method.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Independent Director” means an independent director as defined by the stock exchange in which the Company is then listed, or any successor rule, as in effect from time to time.

“Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its Parent or a Subsidiary, does not receive compensation (directly or indirectly) from the Company or its Parent or a Subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to Section 6 of the Plan.

“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Performance Criteria” shall have the meaning set forth in Section 7(a)(iii) of the Plan.

“Plan” means this 2006 Equity Incentive Plan, as amended from time to time.

“Regulation S-K” means Regulation S-K promulgated pursuant to the Securities Act, as in effect from time to time.

“Re-Load Option” has the meaning set forth in Section 6(n) of the Plan.

“Repurchase Blackout Period” means six months from the date the Common Stock relating to a Stock Award is issued to the Participant or, in the case of a Stock Award with vesting restrictions, six months from the vesting date or, in any case, such longer or shorter period of time as determined by the Board or the Committee.

“Restricted Stock” shall mean a grant of shares of Common Stock pursuant to Section 7(a) of the Plan.

“Restricted Stock Units” shall mean a grant of the right to receive shares of Common Stock in the future or their cash equivalent (or both) pursuant to Section 7(a) of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stand-Alone Stock Appreciation Right” has the meaning set forth in Section 7(b) of the Plan.

“Stock Appreciation Right” means the right to receive appreciation in the Common Stock pursuant to the provisions of Section 7(b) of the Plan.

“Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a Stock Appreciation Rights, a Restricted Stock grant and a Restricted Stock Unit grant.

“Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Subsidiary” means (i) in the case of an Incentive Stock Option, a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (ii) in the case of any other Stock Award, in addition to a subsidiary corporation as defined in clause (i), (A) a limited liability company, partnership or other entity in which the Company controls 50% or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies, whether through the Company’s ownership of voting securities, by contract or otherwise; provided that no entity shall be a “subsidiary” if such entity would not constitute, together with the Company, a “service recipient” pursuant to applicable guidance under Section 409A of the Code.

“Tandem Stock Appreciation Right” has the meaning set forth in Section 7(b) of the Plan.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                                      ADMINISTRATION.

(a)                                 Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).  Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)                                 Powers of Board.  The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)                                To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)                            To amend the Plan or a Stock Award as provided in Section 13.

(iv)                             Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)                                  Delegation to Committee. The Board may delegate administration of the Plan to a Committee of two or more members of the Board, each of whom must qualify as a Non-Employee Director, Outside Director, and Independent Director.  If administration is delegated to such a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to be to the Committee or subcommittee, as appropriate), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  Notwithstanding the foregoing, only a Committee may grant Stock Awards to (i) senior executives of the Company who are subject to Section 16 of the Exchange Act, (ii) Covered Employees, or (iii) the chief executive officer or any other executive officer.  The Board may abolish the Committee, or any subcommittee, at any time and revest in the Board the administration of the Plan.  Any awards granted under the Plan prior to November 2, 2017 that are intended to fit within the performance-based awards exception to Section 162(m) of the Code must be granted by the Committee, which must consist of at least two or more members of the Board, each of whom must qualify as a Non-Employee Director, Outside Director, and Independent Director.

(d)                                 Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                                      SHARES SUBJECT TO THE PLAN.

(a)                                 Share Reserve. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 21,100,000 shares of Common Stock.  The number of shares of Common Stock that may be issued pursuant to Incentive Stock Options shall be limited to the above maximum number of shares issuable under the Plan.

(b)                                 Reversion of Shares and Availability of Shares to the Share Reserve.  If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award granted under the Plan are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting or exercise of such shares, then the shares of Common Stock not acquired under such Stock Award, shall become available for issuance under the Plan.  The number of shares of Common Stock underlying a Stock Award not issued as a result of any of the following actions shall again be available for issuance under the Plan:  (i) a payout of a Stand-Alone Stock Appreciation Right, or a performance-based award of Restricted Stock or Restricted Stock Units in the form of cash; (ii) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem Stock Appreciation Right upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem Stock Appreciation Right) of any Stock Award; (iii) payment of the Option exercise price and/or payment of any taxes arising upon exercise of the Option by withholding shares of Common Stock which otherwise would be acquired on exercise or issued upon such payout; and (iv) upon the exercise of a Stock Appreciation Right settled in shares of Common Stock, the number of shares related to the exercise that were not issued to the Participant.

(c)                                  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                                      ELIGIBILITY.

(a)                                 Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Eligible Recipients.

(b)                                 Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c)                                  Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.  Form S-8 generally is available to consultants and advisors only if (i) they are natural persons, (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent, and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

(d)                                 Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its subsidiaries operate or have Employees, Directors or Consultants, the Board, in its sole discretion, shall have the power and authority to: (i) determine which subsidiaries shall be covered by the Plan; (ii) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Stock Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this subplan as appendices); provided, however, that no such subplans and/or modifications shall increase the number of shares reserved for the Plan as set forth in Section 4 of the Plan; and (v) take any action, before or after a Stock Award is made, that it deems advisable to obtain approval or comply with any applicable foreign laws.

6.                                      OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)                                 Term.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten years from the date it was granted.

(b)                                 Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock

Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)                                  Exercise Price of a Nonstatutory Stock Option.  The exercise price of Nonstatutory Stock Options shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(d)                                 Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (A) by delivery to the Company of other Common Stock, (B) according to a deferred payment or other similar arrangement with the Optionholder, (C) pursuant to a cashless exercise program implemented by the Company in connection with the Plan, or (D) in any other form of legal consideration that may be acceptable to the Board.  Unless otherwise specifically provided in the Option Agreement, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required by the Board.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e)                                  Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)                                   Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable only to the extent provided in the Option Agreement (subject to applicable securities laws).  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g)                                 Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h)                                 Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the

Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Optionholder’s Continuous Service (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i)                                    Extension of Termination Date.  Except with respect to Incentive Stock Options, an Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a), or (ii) the expiration of a period of thirty days after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j)                                    Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date 12 months following such termination (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k)                                 Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (A) the date 18 months following the date of death (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement) or (B) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l)                                    Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  The early purchase of any unvested shares of Common Stock will be pursuant to an early exercise provision in the Option Agreement which may provide for a repurchase option in favor of the Company and other restrictions the Board determines to be appropriate.  Any repurchase option so provided for will be subject to the repurchase provisions set forth in Section 11(h).

(m)                             Substitution of Stock Appreciation Rights for Options.  The Board shall have the sole discretion to substitute without receiving Participants’ permission, Stock Appreciation

Rights paid only in stock for outstanding Options; provided, the terms of the substituted Stock Appreciation Rights are substantially the same as the terms of the Options, the number of shares underlying the number of Stock Appreciation Rights equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying shares of Common Stock and the grant price of the Stock Appreciation Rights is equivalent to the difference between the Fair Market Value of the underlying shares of Common Stock and the exercise price of the Options.

(n)                                 Re-Load Options.

(i)                                    Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option Agreement, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six months (or such longer or shorter period of time as determined by the Board).

(ii)                                Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option, (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option, and (iii) have an exercise price which is equal to 100% of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option.  Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the $100,000 annual limitation on the exercisability of Incentive Stock Options described in Section 11(d) of the Plan and in Section 422(d) of the Code.  There shall be no Re-Load Options on a Re-Load Option.  Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under Section 4(a) and shall be subject to such other terms and conditions as the Board may determine that are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)                                 Restricted Stock and Restricted Stock Units.

(i)                                    Designation.  Restricted Stock or Restricted Stock Units may be granted under the Plan.  After the Board determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of a Stock Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of shares of Common Stock that the

Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer.  The offer shall be accepted by execution of a Stock Award Agreement or as otherwise directed by the Board.  The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Board.

(ii)                                Restrictions.  Subject to Section 7(a)(iii), the Board may impose such conditions or restrictions on the Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, or others.  If the Board or the Committee establishes performance goals, the Board or the Committee shall determine whether a Participant has satisfied the performance goals.

(iii)                            Performance Criteria.  Restricted Stock and Restricted Stock Units granted pursuant to the Plan prior to November 2, 2017 that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee specified at the time such Restricted Stock and Restricted Stock Units are granted.  For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Board or the Committee: (1) cash flow; (2) earnings per share; (3) earnings before interest, taxes, and amortization; (4) return on equity; (5) total shareholder return; (6) share price performance; (7) return on capital; (8) return on assets or net assets; (9) revenue; (10) revenue growth; (11) earnings growth; (12) operating income; (13) operating profit; (14) profit margin; (15) return on operating revenue; (16) return on invested capital; (17) market price; (18) brand recognition; (19) customer satisfaction; (20) operating efficiency; or (21) productivity.  Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.  For Stock Awards not intended to be performance-based compensation for purposes of Section 162(m) of the Code, including Stock Awards granted after November 2, 2017, the Board or the Committee may designate such other performance criteria as it deems appropriate.

(iv)                             Transferability.  Restricted Stock and Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion.

(v)                                 Vesting.  Unless the Board determines otherwise, the Stock Award Agreement shall provide for the forfeiture of the non-vested shares of Common Stock underlying Restricted Stock or the termination of unvested Restricted Stock Units upon termination of a Participant’s Continuous Service.  To the extent that the Participant purchased the shares of Common Stock granted under any such Restricted Stock award and any such shares of Common Stock remain non-vested at the time of termination of a Participant’s Continuous Service, the termination of Participant’s Continuous Service shall cause an immediate sale of such non-vested shares of Common Stock to the Company at the original price per share of Common Stock paid by the Participant.

(b)                                 Stock Appreciation Rights.  Grants of Stock Appreciation Rights shall be pursuant to a Stock Award Agreement, which shall be in such form and shall contain such terms and conditions, as the Board deems appropriate.  The Board may grant Stock Appreciation Rights in connection with all or any part of an Option (“Tandem Stock Appreciation Rights”) to a Participant or in a stand-alone grant (“Stand-Alone Stock Appreciation Rights”).  The terms and conditions of a Stock Appreciation Right shall include (through incorporation of the provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of each of the following provisions:

(i)                                    Calculation of Appreciation.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the Board at the time of grant of the Stock Appreciation Right (which amount shall not be less than the Fair Market Value of such shares of Common Stock at the time of grant of the Stock Appreciation Rights).

(ii)                                Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it deems appropriate.

(iii)                            Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such Stock Appreciation Right.

(iv)                             Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

(v)                                 Termination of Continuous Service.  If a Participant’s Continuous Service terminates for any reason, any unvested Stock Appreciation Rights shall be forfeited and any vested Stock Appreciation Rights shall be automatically redeemed.

(vi)                             Transferability.  Stock Appreciation Rights shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion.

(vii)                         Tandem Stock Appreciation Rights.  A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Tandem Stock Appreciation Right shall expire no later than the date on which the related Option expires.

8.                                      COVENANTS OF THE COMPANY.

(a)                                 Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)                                 Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.                                      USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.                               EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board.

11.                               MISCELLANEOUS.

(a)                                 Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)                                 Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)                                  No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)                                 Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)                                  Maximum Award Amounts.  In no event shall a Participant receive a Stock Award or Stock Awards during any one calendar year covering in the aggregate more than 1,000,000 shares of Common Stock.

(f)                                   Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)                                 Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment, (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(h)                                 Repurchase Provisions.  The Company shall exercise any repurchase option specified in the Stock Award by giving the holder of the Stock Award written notice of intent to exercise the repurchase option.  Payment may be cash or cancellation of purchase money indebtedness for the Common Stock.  The terms of any repurchase option shall be specified in the Stock Award and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price.

(i)                                    Plan Unfunded.  The Plan shall be unfunded.  Except for the Board’s reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Stock Award under the Plan.

12.                               ADJUSTMENTS UPON CHANGES IN STOCK.

(a)                                 Capitalization Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, shares of the Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Common Stock that may be delivered under the Plan and/or the number, class, and price of Common Stock covered by each outstanding Stock Award; provided however that no such adjustment shall be made to any Stock Award to the extent that it would, in the view of the Company, cause such Stock Award to be subject to Section 409A of the Code. The Board shall provide holders of Restricted Stock Units a dividend equivalent right, pursuant to a separate arrangement between the Company and any such holder, in the form of additional shares of Common Stock or units, with respect to the unvested shares of Common Stock or unvested units the Participant shall be entitled to receive or purchase.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Board will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, a Stock Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control.  In the event of Change in Control, then, to the extent permitted by applicable law:  (i) any surviving corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 12(c)) for those outstanding under the Plan, or (ii) in the event any surviving corporation does not assume or continue such Stock Awards, or to substitute similar stock awards for those outstanding under the Plan in accordance with the preceding clause, then the time during which such Stock Awards may be exercised automatically will be accelerated and become fully vested and exercisable immediately prior to the consummation of such transaction, and the Stock Awards shall automatically terminate upon consummation of such transaction if not exercised prior to such event.

(d)                                 No Limitations.  The grant of Stock Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.                               AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)                                 Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the applicable requirements of Section 422 of the Code and the Treasury Regulations thereunder, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.  For purposes of clarity, any increase in the number of shares reserved for issuance hereunder in accordance with the provisions of Section 4(a) shall not be deemed to be an amendment to the Plan; provided that any such adjustment that would increase the number of shares of Common Stock that may be issued pursuant to Incentive Stock Options (other than an increase merely reflecting a change in the number of outstanding shares, such as a stock dividend or stock split), shall constitute an amendment to the Plan requiring shareholder approval.

(b)                                 Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(c)                                  No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d)                                 Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                 Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the most recent date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is later.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                 No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.                               CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

16.                               SECTION 409A.

(a)                                 Time and Form of Payment.  Notwithstanding anything contained in this Plan or in a Stock Award Agreement to the contrary, the time and form of payment of a Stock Award that is subject to the limitations imposed by Section 409A of the Code, shall be set forth in the applicable Stock Award Agreement on or before the time at which the Participant obtains a legally binding right to the Stock Award (or such other time permitted under Section 409A of the Code) and such time and form of payment shall comply with the requirements of Section 409A of the Code.

(b)                                 Delay in Payment.  Notwithstanding anything contained in this Plan or a Stock Award Agreement to the contrary, if the Participant is deemed by the Company at the time of the Participant’s “separation from service” with the Company to be a “specified employee” as determined under Section 409A of the Code, any “nonqualified deferred compensation” to which the Participant is entitled in connection with such separation from service after taking into account all applicable exceptions from Section 409A, shall not be paid or commence payment until the date that is the first business day following the six month period after the Participant’s separation from service (or if earlier, the Participant’s death).  Such delay in payment shall only be effected with respect to each separate payment to the extent required to avoid adverse tax treatment to the Participant under Section 409A of the Code.  Any compensation which would have otherwise been paid during the delay period (whether in a lump sum or in installments) in the absence of this Section 16(b) shall be paid to the Participant (or his or her beneficiary or estate) in a lump sum payment on the first business day following the expiration of the delay period.

(c)                                  Key Definitions.  For purposes of this Plan, the term “termination of employment” shall mean “separation from service” and the terms “separation from service,” “specified employee” and “nonqualified deferred compensation” shall have the meanings ascribed to the terms pursuant to Section 409A and other applicable guidance.

(d)                                 Amendments.  Notwithstanding anything in the Plan to the contrary, the Plan and Stock Awards granted under the Plan are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code.  The Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify the terms of a Stock Award in any manner and delay the payment of any amounts payable pursuant to a Stock Award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code, provided that the Company shall not be required to assume any increased economic burden.  No action taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect a Participant’s rights with respect to a Stock Award or to require the consent of such Participant.  The Committee reserves the right to make additional changes to the Plan and Stock Awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

ANNEX B

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GENERAL MOLY, INC.

General Moly, Inc., a corporation organized and existing under the laws of the State of Delaware (“Corporation”), hereby certifies that:

1.             The name of this Corporation is General Moly, Inc.  The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 22, 2007.

2.             This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.             This Certificate of Amendment hereby amends the Certificate of Incorporation by adding the following paragraph after the third paragraph of Article V:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [      ](1) shares of Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into and become, one share of Common Stock. Notwithstanding the foregoing, no fractional shares shall be issued and, in lieu thereof, and upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive cash for such holder’s fractional share based upon the average of the closing prices of the Common Stock on the NYSE American for the five trading days immediately preceding the date the reverse stock split is effective. From and after the Effective Time, certificates representing Common Stock outstanding immediately prior to the Effective Time shall represent the number of whole shares of Common Stock into which the Common Stock shall have been reclassified pursuant to the foregoing provisions, provided, however, that any dividends or other distributions that may be declared after the Effective Time with respect to the number of post-reverse split shares of Common Stock represented by that certificate will be withheld by the Corporation until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest.”

(1)  Whole number between three (3) and fifteen (15) as determined by the Board of Directors in its sole discretion.

4.             Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this              day of                     , 2019.

GENERAL MOLY, INC.

Bruce D. Hansen
Chief Executive Officer

B-2

REVOCABLE PROXY GENERAL MOLY, INC. 1726 Cole Blvd., Ste 115. Lakewood, Colorado 80401 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS This proxy revokes all prior proxies with respect to the Annual Meeting. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged. The undersigned hereby appoints R. Scott Roswell and Michael K. Branstetter (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote all of the shares of Common Stock of General Moly, Inc. (the “Company”) that the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders of the Company to be held on June 25, 2019, and any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on this proxy and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment thereof. Each of the proposed items below are described in the Proxy Statement that accompanies this revocable proxy, and the descriptions herein are qualified in their entirety by the information set forth in the Proxy Statement. THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 25, 2019 The Proxy Statement and our Annual Report are available at: http://generalmoly.com/investors/proxy-materials/

Please mark votes as in this example The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and FOR each of Proposals 2 through 5. PROPOSAL 1 Election of two Class III members to the Board of Directors: Nominees: PROPOSAL 3 Approve the General Moly, Inc., 2006 Equity Incentive Plan, as amended and restated. FOR AGAINST ABSTAIN PROPOSAL 4 Approve an amendment to the Company’s certificate of incorporation to provide the Board of Directors the flexibility to effect a reverse stock split of the Company’s common stock. FOR AGAINST ABSTAIN PROPOSAL 5 Ratify the selection of Plante & Moran, PLLC as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2019. FOR AGAINST ABSTAIN This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned, but no direction is made, this proxy will be voted by the Proxies FOR each of the nominees for director in Proposal 1 and FOR each of Proposals 2, 3, 4 and 5. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Bruce D. Hansen 02 Mark A. Lettes PROPOSAL 2 An advisory vote to approve executive compensation. FOR AGAINST ABSTAIN I plan to attend the Annual Meeting Please sign exactly as name appears adjacent. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date: Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) CONTROL NUMBER Signature Signature (if held jointly) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone it in the postage-paid envelope MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/GMO Have your proxy card available when you access the above website. Follow the prompts to vote your shares. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)